FIFTH AVENUE BUILDING COMPANY LLC

Landlord,

JESUP & LAMONT, INC.

Tenant.

LEASE

Premises:	Part of the 17th Floor
623 Fifth Avenue
New York, New York

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TABLE OF CONTENTS, cont.

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INDENTURE OF LEASE made as of March 3, 2010, between FIFTH AVENUE BUILDING COMPANY LLC, a New York limited liability company, having an office at 750 Lexington Avenue, 28th Floor New York, New York 10022 ("Landlord") and JESUP & LAMONT, INC., a Washington corporation, having an office at 650 Fifth Avenue, 3rd Floor, New York, New York 10019 ("Tenant").

WITNESSETH:

ARTICLE 1

Premises; Term

Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the following space ("Demised Premises"): the entire 17th floor, as shown crosshatched on the floor plan (Schedule A) attached hereto, in the office building known as and by the street number 623 Fifth Avenue, in the Borough of Manhattan, City and State of New York ("Building"), located on the land (“Land”) more particularly described in Schedule B attached hereto, upon and subject to the terms, covenants and conditions hereafter set forth.

TO HAVE AND TO HOLD the Demised Premises unto Tenant for a term commencing on March 3, 2010 (the "Commencement Date") and ending on August 31, 2017 (unless sooner terminated pursuant to the provisions of this Lease) ("Expiration Date").

IT IS MUTUALLY COVENANTED AND AGREED between Landlord and Tenant as follows:

ARTICLE 2

Commencement of Term

Section 2.01. The term of this Lease shall commence on March 3, 2010. On the Commencement Date, Landlord shall deliver vacant possession of the Demised Premises to Tenant and the electrical, mechanical, plumbing, life safety, sprinkler systems, and the heat, ventilation and air conditioning systems (“HVAC”) serving the Demised Premises shall be in working order.

Section 2.02. Subject to Section 2.01 above, Tenant has fully inspected the Demised Premises, is familiar with the condition thereof and agrees to accept possession of the same in its “As Is” condition on the Commencement Date. Landlord shall not be required to do any work therein to make the same suitable for the operation of Tenant's business. Landlord represents that the Demised Premises does not contain hazardous materials. On the Commencement Date, Landlord shall deliver an ACP-5 certificate for the Demised Premises.

ARTICLE 3

Rent

Section 3.01. Tenant shall pay as rent for the Demised Premises from and after the Commencement Date, the following:

(a)          a fixed minimum rent (the "minimum rent") at the following annual rates:

(i)           Nine Hundred Forty-One Thousand Five Hundred Ninety Dollars ($941,590.00) per annum (payable $78,465.83 per month) from the Commencement Date to August 31, 2013; and

(ii)          Nine Hundred Ninety-Nine Thousand Five Hundred Thirty-Four Dollars ($999,534.00) per annum (payable $83,294.50 per month) from September 1, 2013 for the remainder of the term; and

(b)          all other sums and charges required to be paid by Tenant under the terms of this Lease (including without limitation, the payments required to be made under Article 22), which shall be deemed to be and are sometimes referred to hereafter as additional rent.

Section 3.02. Notwithstanding the provisions of Section 3.01 hereof and provided Tenant is not then in default under any of the provisions of this Lease on its part to be performed, Tenant shall be entitled to an abatement of part of the minimum rent only in the amount of $78,465.83 for the 1st, 2nd, 3rd, 16th, 17th and 18th months of the term succeeding the Commencement Date (totaling six (6) months), provided that any additional rent for each such month shall be paid by Tenant.

Section 3.03. The minimum rent shall be payable in equal monthly installments not more than one month in advance on the first day of each and every month during the term of this Lease, except that the amount of $78,465.83 shall be paid upon the execution of this Lease and applied to the payment of minimum rent for the fourth (4th) month of the term following the Commencement Date.

Landlord and Tenant agree that Tenant shall pay minimum rent, additional rent and other amounts now due or hereafter to become due to the Landlord or its agents as provided for in this Lease, (as and when due) directly to the following lock-box account:

Fifth Avenue Building Company LLC
P.O. Box 5719
Hicksville, New York 11802-5719

All rent checks shall be made payable to Fifth Avenue Building Company LLC.

Section 3.04. Tenant shall pay the minimum rent and additional rent in lawful money of the United States which shall be legal tender for the payment of all debts, public and private, at the time of payment.

Section 3.05. The minimum rent and additional rent shall be payable by Tenant without any set-off, abatement or deduction whatsoever and without notice or demand, except as otherwise expressly provided herein.

ARTICLE 4

Use

Section 4.01. Tenant shall use and occupy the Demised Premises for general, executive and administrative offices for securities brokerage and investment banking, and for no other use or purpose.

Section 4.02. Notwithstanding the provisions of Section 4.01, Tenant shall not use or allow the use of the Demised Premises or any part thereof (1) for the cooking and/or sale of food; (2) for storage for sale of any alcoholic beverage in the Demised Premises; (3) for the storage and/or sale of any product or material from the Demised Premises; (4) for manufacturing or commercial printing purposes; (5) for the conduct of a school or training facility or similar type of business which results in the presence of the general public in the Demised Premises; (6) for the conduct of the business of an employment agency or personnel agency; (7) for the conduct of any public auction or public exhibition; (8) for occupancy by a foreign, United States, state, municipal or other governmental or quasi-governmental body, agency or department or any authority or other entity which is affiliated therewith or controlled thereby and which has diplomatic or sovereign immunity or the like with respect to a commercial lease; (9) for messenger or delivery service (excluding Tenant's own employees or outside services); (10) as a public stenographer or typist; (11) as a telephone or telegraph agency; (12) as a company engaged in the business of renting office(s) or desk space in the Demised Premises to the general public; (13) as medical offices or a laboratory; (14) as a travel agency; (15) as a dating service; (16) as a restaurant; (17) as a night club, discotheque, arcade or like kind establishments; (18) as a public or quasi-public health facility, radiation treatment facility, methadone clinic or other drug related clinic, abortion clinic, or for any practice conducted in or through the format of a clinic; (19) as a pawn shop; (20) as an off-track betting parlor; (21) as a homeless shelter, soup kitchen or similar use; (22) for the sale or display or pornographic products or services; (23) for the use or storage of flammable liquids or chemicals (unless incidental to a permitted use); (24) as a funeral parlor; (25) for the sale or grooming of pets; or (26) for any form of spiritualist services, such as fortune telling or reading.  Furthermore, the Demised Premises shall not be used for any purpose that would, in Landlord's reasonable judgment, tend to lower the first-class character of the Building, create unreasonably excessive elevator or floor loads, materially impair or interfere with any of the Building operations or the proper and economic heating, air-conditioning, cleaning or any other services of the Building, interfere with the use of the other areas of the Building by any other tenants, or impair the appearance of the Building.  Neither Tenant nor any person within Tenant's control shall use, generate, store, treat and/or dispose of any Hazardous Materials (as hereinafter defined) in, on, under or about the Demised Premises.

Section 4.03. If any governmental license or permit, other than a Certificate of Occupancy, is required for the proper and lawful conduct of Tenant's business in the Demised Premises, or any part thereof, and if failure to secure such license or permit would in any way affect Landlord, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same for inspection by Landlord.  Tenant shall at all times comply with the terms and conditions of each such license or permit.

Section 4.04. Tenant shall not at any time use or occupy, or permit anyone to use or occupy, the Demised Premises, or do or permit anything to be done in the Demised Premises, in violation of the Certificate of Occupancy for the Demised Premises or for the Building, and will not permit or cause any act to be done or any condition to exist on the Demised Premises which may be dangerous unless safeguarded as required by law, or which in law constitutes a nuisance, public or private, or which may make void or voidable any insurance then in force covering the Building and building equipment.

ARTICLE 5

Alterations, Fixtures

Section 5.01.  Tenant, without Landlord's prior consent, shall make no structural or exterior alterations, installations, additions, or improvements (“work”) in or to the Demised Premises. However, subject to Landlord's consent, which shall not be unreasonably withheld, conditioned or delayed, Tenant may make non-structural interior alterations, including, without limitation, the installation of special systems such as private bathrooms, a supplemental air conditioning system, computer facilities and a fitness area (collectively “Alterations”) in the Demised Premises, provided that: (i) such Alterations shall not affect the Building structure; (ii) such Alterations shall not affect any area, outside the Demised Premises or the Building; (iii) such Alterations shall comply with all Governmental Requirements, and any other provisions of this Lease; (iv) such Alterations shall not unreasonably interfere with the normal and customary business operations of other tenants of the Building or Building Project; or (v) such Alterations shall not cause or create a dangerous or hazardous condition. Notwithstanding the foregoing, Tenant may make any Alterations that cost less than $75,000.00 during any twelve (12) consecutive month period without Landlord's consent but subject to Landlord's approval of contractors as set forth below which approval of the contractor shall not be unreasonably withheld, conditioned or delayed provided that the contractor is licensed, bonded, insured and complies with Landlord’s contractor integrity program, provided further that Tenant delivers to Landlord written notice of such Alterations at least ten (10) business days prior to the commencement thereof. Tenant may also make Alterations, or may paint the Demised Premises and install carpeting, wall covering and furnishings in the Demised Premises (the “Cosmetic Alterations”) and technology alterations (i.e. – voice and data cabling, equipment installations and upgrades) (collectively, the “Permitted Alterations”) without Landlord's consent but subject to Landlord's approval of contractors, which approval shall not be unreasonably withheld, conditioned or delayed provided that the contractor is licensed, bonded, insured and complies with Landlord’s contractor integrity program, provided further that Tenant delivers to Landlord written notice of such Permitted Alterations at least ten (10) business days prior to the commencement thereof. The foregoing shall apply to Landlord's right to approve Tenant's contractors, and shall not be deemed to require Landlord's consent for the actual performance of the Permitted Alterations. If any contractor, other than Landlord, shall perform any work or Alterations, such contractor shall first be approved by Landlord and Tenant shall pay to Landlord any out-of-pocket expenses incurred by Landlord in connection therewith, provided, that Tenant shall not be required to pay such expenses for (i) Tenant’s Work to prepare the Demised Premises for Tenant’s initial occupancy and (ii) Cosmetic Alterations and technology alterations (i.e. – voice and data cabling, equipment installations and upgrades). Notwithstanding the foregoing, Tenant may, without first obtaining Landlord's consent, utilize the services of any licensed architect or engineer which Tenant, in its sole and absolute discretion, deems acceptable. In connection with any request by Tenant of Landlord that Landlord approve a contractor or subcontractors, Tenant shall cause the proposed contractor or subcontractor to complete and submit to Landlord such reasonable questionnaire, if any, as Landlord shall require as part of Landlord’s contractor integrity program.  Thereafter, Tenant agrees to reasonably cooperate with Landlord, provided there shall be no cost to Tenant, in connection with the implementation of such program and to cause its contractors to comply therewith.  During the term of this Lease, Landlord may elect to pursue work in the Building under the provisions of the ICAP Program (as hereinafter defined).  The parties acknowledge that the ICAP Program is not currently in effect at the Building. Tenant acknowledges that the ICAP Program may impose requirements with respect to the hiring and training practices, among other matters, of contractors and subcontractors engaged to perform certain work in the Building for Tenant (collectively, herein called "Tenant's Contractors").  Tenant shall use Tenant's Contractors (subject to Landlord's approvals) that qualify under the applicable requirements of the ICAP Program for the performance of Tenant's work and any alterations to the Demised Premises and Tenant will require Tenant's Contractors to comply with the provisions of the ICAP Program.  If Landlord is notified of any violation of the ICAP Program by Tenant's Contractors, Landlord shall promptly advise Tenant, and Tenant shall take all reasonable actions to cure such violations.  Workers' compensation and commercial general liability insurance covering claims for personal injury, death, bodily injury and property damage insurance, all in amounts and with companies licensed to conduct business in New York, shall be provided and at all times maintained by Tenant's contractors engaged in the performance of the work, and before proceeding with the work, copies of certificates of such insurance shall be furnished to Landlord.  If consented to by Landlord, all such work shall be done at Tenant's sole expense and in full compliance with all Governmental Requirements (as hereinafter defined).  Upon completion of such work, Tenant shall deliver to Landlord full scale "as built" plans for the same in both paper and electronic CAD (either in DWF or DWG) formats.  All improvements affixed to the realty shall become the property of Landlord, subject to Tenant's right to replace same during the term hereof with items of equal quality class and value, and shall remain upon, and be surrendered with, the Demised Premises as a part thereof at the end of the term or any renewal or extension term, as the case may be, without allowance to Tenant or charge to Landlord.  Notwithstanding anything contained in this Lease to the contrary, Tenant shall not be obligated to remove any alterations or improvements existing in the Demised Premises as of the Commencement Date. For purposes of this Section 5.01, “Specialty Alterations” shall mean any structural alterations and any alterations consisting of vaults, internal staircases, any alterations which penetrate any floor slab, raised flooring and other alterations of a similar character which are not customary for general office use in a Class A office building. Tenant shall, at Tenant's cost and expense, remove any Specialty Alteration reasonably designated by Landlord, repair any damage to the Demised Premises or the Building due to such removal, provided, however, that reasonable wear and tear and damage to the Demised Premises from casualty shall be excepted. Landlord shall reasonably designate which alterations are deemed to be Specialty Alterations which must be removed at the end of the term, at the time that consent to such Specialty Alteration(s) is given by Landlord.  Notwithstanding the foregoing, If Landlord does not require at the time of granting consent that the Specialty Alterations must be removed at the end of the term, then such Specialty Alterations shall remain in the Demised Premises. If any Building facilities or services, including but not limited to air-conditioning and ventilating equipment installed by Landlord, are adversely affected or damaged by reason of the work performed negligently by Tenant, Tenant, at its expense, shall repair such damage to the extent such damage has been caused by Tenant's negligent work and shall correct the work so as to prevent any further damage or adverse effect on such facilities or services.

Section 5.02. Prior to commencing any work pursuant to the provisions of Section 5.01, Tenant shall furnish to Landlord:

(a)          Plans and specifications for the work (Tenant’s Plans”) to be done in both paper and electronic CAD (either in DWF or DWG) formats. Tenant’s Plans shall be subject to Landlord’s approval (which approval shall not be unreasonably withheld, conditioned or delayed). Landlord shall promptly review Tenant's Plans and shall notify Tenant within ten (10) business days of the receipt of Tenant's Plans or within five (5) business days of any resubmission thereof that Landlord either: (i) approves Tenant's Plans, (ii) disapproves Tenant's Plans (stating the reasons therefor with reasonable specificity), or (iii) requires clarification or additional information.

(b)          Copies of all governmental permits and authorizations which may be required in connection with such work. Upon request from Tenant, Landlord, at no expense to Landlord, shall join in any applications for permits, approvals or certificates of governmental agencies or authorities (collectively, “Application”) required to be obtained by Tenant in connection with Tenant's Work.

(c)          A certificate evidencing that Tenant (or Tenant's contractor) has procured workers' compensation insurance covering all persons employed in connection with the work who might assert claims for death or bodily injury against Landlord, Tenant, any mortgagee or the Building.

(d)        A bond, letter of credit, additional security deposit or other security reasonably satisfactory to Landlord, in the amount of the aggregate cost of the work in excess of Landlord's Reimbursement Contribution, to insure the completion of such work.

Section 5.03. No approval of plans or specifications by Landlord or consent by Landlord allowing Tenant to perform work in the Demised Premises shall be deemed to be an agreement by Landlord that the contemplated work complies with any Governmental Requirements or insurance requirements or the certificate of occupancy for the Building nor a determination or representation by Landlord that the contemplated work will be functional or operational in the Demised Premises nor shall it be deemed to be a waiver by Landlord of the compliance by Tenant of any of the terms of this Lease.  Neither Landlord, Landlord’s agents nor the mortgagee shall be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and no mechanic’s or other lien for such labor or materials shall attach to or affect any estate or interest of Landlord or the mortgagee in and to the Demised Premises or the Building Project.

Section 5.04. Where furnished by or at the expense of Tenant (except the replacement of an item theretofore furnished and paid for by Landlord or for which Tenant has received a credit), all movable property, furniture, furnishings, roller files, equipment and trade fixtures ("personalty") other than those affixed to the realty shall remain the property of and shall be removed by Tenant on or prior to any termination or expiration of this Lease, and, in the case of damage by reason of such removal, Tenant, at Tenant's expense, promptly shall repair the damage.  If Tenant does not remove any such personalty, Landlord, at its election, (a) may cause the personalty to be removed and placed in storage at Tenant's expense or (b) may treat the personalty as abandoned and may dispose of the personalty as it sees fit without accounting to Tenant for any proceeds realized upon such disposal.

Section 5.05. Tenant agrees that the exercise of its rights pursuant to the provisions of this Article 5 shall not be done in a manner which would create any work stoppage, picketing, labor disruption or dispute or violate Landlord's union contracts affecting the Building or unreasonably interfere with the business of Landlord or any Tenant or occupant of the Building.  In the event of the occurrence of any condition described above arising from the exercise by Tenant of its right pursuant to the provisions of this Article 5, Tenant shall, promptly after notice from Landlord, cease the manner of exercise of such right giving rise to such condition.  In the event Tenant fails to cease such manner of exercise of its rights as aforesaid, Landlord, in addition to any rights available to it under this Lease and pursuant to law, shall have the right to seek an injunction for specific performance.  With respect to Tenant's work, Tenant shall make all arrangements for, and pay all expenses incurred in connection with, use of the freight elevators servicing the Demised Premises during those hours other than as provided in Section 21.01(a) in accordance with Landlord's customary charges therefor.  Notwithstanding the foregoing, provided that Tenant is not then in default, after any applicable notice and the expiration of any applicable grace period, of any of the terms and conditions of this Lease on Tenant’s part to be performed, Tenant shall, at no additional charge, have the right to use the Building’s freight elevator for up to fifty (50) hours of overtime and/or business hours in the aggregate during the performance of Tenant's Work (as herein defined) and move-in to the Demised Premises during the first six (6) months after the Commencement Date.

Section 5.06. Tenant shall have sufficient access to the core closets and shall be provided with sufficient shaft spaces, as needed. Tenant, at Tenant’s sole cost and expense, shall be permitted to install two (2) 3” conduits from the Building’s communication POE’s to the Demised Premises, in accordance with the provisions of this Article.

ARTICLE 6

Repairs

Section 6.01. Tenant shall take good care of the non-structural portions of the Demised Premises and the fixtures therein and all portions of the HVAC serving the Demised Premises, mechanical, plumbing and electrical systems within and exclusively serving the Demised Premises, and at its sole cost and expense make all repairs thereto as and when needed to preserve them in good working order and condition.  All damage or injury to the Demised Premises or the Building or to any building equipment or systems caused by Tenant moving property in or out of the Building or by installation or removal of personalty or resulting from negligence or intentional misconduct of Tenant, its employees, agents, contractors, customers, invitees and visitors, shall be repaired, promptly by Tenant at Tenant's expense, and whether or not involving structural changes or alterations, to the satisfaction of Landlord.  All repairs shall include replacements or substitutions where necessary and shall be at least equal to the quality, class and value of the property repaired, replaced or substituted and shall be done in a good and workmanlike manner.

Section 6.02. Landlord, at its expense, shall maintain and make all repairs and replacements, structural and otherwise, to the exterior and public portions of the Building and to the Demised Premises, unless Tenant is required to make them under the provisions of Section 6.01 or unless required as a result of the performance of alterations by Tenant or on Tenant's behalf, in which event Tenant, at its expense, shall perform such maintenance, repairs or replacements.   Tenant shall notify Landlord of the necessity for any repairs for which Landlord may be responsible in the Demised Premises under the provisions of this Section.  Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this Lease, or required by law, to make in or to any portion of the Building or the Demised Premises, or in or to the fixtures, equipment or appurtenances of the Building or the Demised Premises, provided that Landlord shall use commercially reasonable efforts to minimize any disruption to Tenant's business operations in the Demised Premises.

Section 6.03. Tenant shall not store or place any materials or other obstructions in the lobby or other public portions of the Building, or on the sidewalk abutting the Building.

ARTICLE 7

Floor Load; Noise

Section 7.01. Tenant shall not place a load upon any floor of the Demised Premises which exceeds the load per square foot which such floor was designed to carry (50 lbs. live per square foot) and which is allowed by law.

Section 7.02. Business machines and mechanical equipment belonging to Tenant which cause noise, vibration or any other nuisance that may be transmitted to the structure or other portions of the Building or to the Demised Premises, to such a degree as to be objectionable to Landlord or which interfere with the use or enjoyment by other tenants of their premises or the public portions of the Building, shall be placed and maintained by Tenant, at Tenant's expense, in settings of cork, rubber or spring type vibration eliminators sufficient to eliminate such objectionable or interfering noise or vibration.

ARTICLE 8

Laws, Ordinances, Requirements of Public Authorities

Section 8.01. (a)    Landlord represents that as of the Commencement Date, the Demised Premises shall be free of any Hazardous Materials (as that term is hereinafter defined) and that as of the Commencement Date, the Demised Premises shall be in compliance with legal requirements. Tenant, at its expense, shall comply with all laws, orders, ordinances, rules and regulations and directions of Federal, State, County and Municipal authorities and departments thereof having jurisdiction over the Demised Premises and the Building, now or hereafter in effect including but not limited to the Americans With Disabilities Act (collectively "Governmental Requirements"), arising by reason of Tenant's specific manner of use of the Demised Premises or any installations made therein by or on behalf of Tenant, or any default by Tenant under this Lease.

(b)        Tenant covenants and agrees that Tenant shall, at Tenant's sole cost and expense, comply at all times with all Governmental Requirements governing the use, generation, storage, treatment and/or disposal of any "Hazardous Materials" (which term shall mean any biologically or chemically active or other toxic or hazardous wastes, pollutants or substances, including, without limitation, asbestos, PCBs, petroleum products and by-products, substances defined or listed as "hazardous substances" or "toxic substances" or similarly identified in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., and as hazardous wastes under the Resource Conservation and Recovery Act, 42 U.S.C. § 6010 et seq., any chemical substance or mixture regulated under the Toxic Substance Control Act of 1976, as amended, 15 U.S.C. § 2601 et seq., any "toxic pollutant" under the Clean Water Act, 33 U.S.C. § 466 et seq., as amended, any hazardous air pollutant under the Clean Air Act, 42 U.S.C. § 7401 et seq., hazardous materials identified in or pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. § 1802 et seq., and any hazardous or toxic substances or pollutant regulated under any other Governmental Requirements), to the extent such compliance is necessitated by Tenant's specific manner of use of the Demised Premises.  Tenant shall agree to execute, from time to time, at Landlord's request, affidavits, representations and the like concerning Tenant's best knowledge and belief regarding the presence of Hazardous Materials in, on, under or about the Demised Premises, the Building or the Land.  Tenant shall indemnify and hold harmless Landlord, its partners, officers, shareholders, members, directors and employees, the lessor under the Saks Lease (as hereinafter defined) and any mortgagee (collectively, the "Indemnitees"), from and against any loss, cost, damage, liability or expense (including attorneys' fees and disbursements) arising by reason of any cleanup, removal, remediation, detoxification action or any other activity required or recommended of any Indemnitees by any government authority by reason of the presence in or about the Land, the Building or the Demised Premises of any Hazardous Materials, as a result of or in connection with the negligent act or omission of Tenant or any person or entity within Tenant's control or the breach of this Lease by Tenant or any person or entity within Tenant's control.  The foregoing covenants and indemnity shall survive the expiration of any termination of this Lease.

(c)         Landlord, at its expense, shall comply with and cure Governmental Requirements relating to the public portions of the Building and to the Demised Premises, provided non-compliance will impair Tenant's use or access to the Demised Premises, and provided that Tenant is not obligated to comply with them under the provisions of subdivision (a) of this Section.  Landlord, at its expense, may contest the validity of any Governmental Requirements and postpone compliance therewith pending such contest.

Section 8.02. If Tenant receives written notice of any violation of any Governmental Requirements applicable to the Demised Premises, it shall give prompt notice thereof to Landlord.

Section 8.03. Tenant will not clean, nor allow any window in the Demised Premises to be cleaned, from the outside in violation of Section 202 of the Labor Law or the rules of the Board of Standards and Appeals or of any other board or body having or asserting jurisdiction.

ARTICLE 9

Insurance

Section 9.01. Tenant shall not do or permit to be done any act or thing in or upon the Demised Premises which will invalidate or be in conflict with the Certificate of Occupancy for the Building or the terms of the insurance policies covering the Building and the property and equipment therein; and Tenant, at its expense, shall comply with all rules, orders, regulations and requirements of the New York Board of Fire Underwriters or any other similar body having jurisdiction, and of the insurance carriers, and shall not knowingly do or permit anything to be done in or upon the Demised Premises in a manner which directly increases the rate of insurance for the Building or any property or equipment therein over the rate in effect on the Commencement Date.

Section 9.02. If, by reason of Tenant's failure to comply with the provisions of Section 9.01 or any of the other provisions of this Lease, the rate of insurance for the Building or the property and equipment of Landlord shall be higher than on the Commencement Date, Tenant shall pay to Landlord any additional or increased insurance premiums to the extent resulting therefrom thereafter paid by Landlord until such increase terminates, and Tenant shall make such payment forthwith on demand of Landlord.  In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make up" of any insurance rate for the Building or Demised Premises issued by the New York Fire Insurance Exchange, or other body establishing fire insurance rates for the Building, shall be conclusive evidence of the facts therein stated and of the several items and charges in the insurance rates then applicable to the Building or Demised Premises.

Section 9.03. (a)       Tenant covenants to provide on or before the Commencement Date and to keep in force during the term hereof, the following insurance coverage:

(i)         For the benefit of Landlord, Tenant and any mortgagee, a commercial general liability policy naming Landlord (and Landlord’s designees) and any mortgagee as additional insureds, protecting and indemnifying Landlord, Tenant and any mortgagee against any and all claims for personal injury, death, bodily injury or property damage occurring upon, in or about the Demised Premises, and the public portions of the Building in connection with any act of Tenant, its employees, agents, contractors, customers, invitees and visitors including, without limitation, personal injury, death, bodily injury or property damage resulting from any work performed by or on behalf of Tenant, with coverage of not less than $3,000,000, combined single limit for personal injury, death and property damage arising out of one occurrence or accident.

(ii)        All risk property insurance utilizing the special form in an amount adequate to cover the cost of replacement of all personal property, fixtures, furnishings and equipment, including any work (as referred to in Section 5.01), located in the Demised Premises.

(iii)        Workers’ compensation insurance in such limits as required by applicable Governmental Requirements.

(iv)       Business interruption insurance covering those risks referred to in subdivision (ii) above, in the amount equal to all rents payable under this Lease for a period of twelve (12) months, commencing with the date of loss.

(b)        All such insurance shall (i) be effected under valid and enforceable policies, (ii) be issued by insurers of recognized responsibility authorized to do business in the State of New York, (iii) contain a provision whereby the insurer agrees not to cancel the insurance without thirty (30) days' prior written notice to Landlord, (iv) contain a provision that no act or omission of Tenant shall result in forfeiture of the insurance as against Landlord, (v) be in form acceptable to Landlord or shall use standard forms, (vi) be primary and not contribute with any insurance carried by Landlord, and (vii) be placed with insurers carrying a Bests rating of at least A-VIII.

On or before the Commencement Date, Tenant shall deliver to Landlord certificates evidencing the aforesaid insurance coverage, such certificates to contain an endorsement naming Landlord (and Landlord’s designees) as additional insureds for liability insurance, and renewal policies or certificates shall be delivered to Landlord at least thirty (30) days prior to the expiration date of each policy with proof of payment of the premiums thereof.

Section 9.04. Landlord and Tenant shall each secure an appropriate clause in, or an endorsement upon, each all risk property insurance policy obtained by it and covering the Building, the Demised Premises or the personal property, fixtures and equipment located therein or thereon, pursuant to which the respective insurance companies waive subrogation to the extent insurance proceeds are received for such loss, or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party to the extent insurance proceeds are recovered from such loss.  The waiver of subrogation or permission for waiver of any claim herein before referred to shall extend to the agents of each party and its employees and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the Demised Premises in accordance with the terms of this Lease.  If and to the extent that such waiver or permission can be obtained only upon payment of an additional charge, then, the party benefitting from the waiver or permission shall pay such charge upon demand, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission.

Subject to the foregoing provisions of this Section 9.04, and insofar as may be permitted by the terms of the insurance policies carried by it, each party hereby releases the other with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damages or destruction with respect to its property by fire or other casualty (including rental value or business interruption, as the case may be) occurring during the term of this Lease to the extent that insurance proceeds are recovered for such loss, damage or destruction.

ARTICLE 10

Damage by Fire or Other Cause

Section 10.01. If the Demised Premises shall be damaged by fire or other casualty or the Demised Premises is rendered inaccessible due to fire or other casualty, the damage shall be repaired by and at the expense of Landlord and the minimum rent and additional rent pursuant to the provisions of Article 22 until such repairs shall be made, shall be apportioned according to the part of the Demised Premises which is usable by Tenant.  Landlord shall have no responsibility to repair any Tenant's work (as referred to in Section 5.01), the same being the responsibility of Tenant.  No penalty shall accrue for delays which may arise by reason of adjustment of insurance by Landlord, unavoidable delays (as hereinafter defined), or any other cause beyond Landlord's reasonable control.  Tenant shall give notice to Landlord promptly upon learning thereof in case of fire or other damage to the Demised Premises.  If the Demised Premises are totally or substantially damaged or are rendered wholly or substantially unusable by fire or any such other casualty, or if the Building shall be so damaged that Landlord shall decide to demolish it or to rebuild it (whether or not the Demised Premises shall have been damaged), or if more than twenty-five (25%) percent of the rentable square feet of the Demised Premises shall be damaged during the last year of the term hereof, Landlord at its election may terminate this Lease by written notice to Tenant, within ninety (90) days after such fire or other casualty, and thereupon the term of this Lease shall expire by lapse of time upon the third (3rd) day after such notice is given, and Tenant shall vacate and surrender the Demised Premises to Landlord.  Tenant shall not be liable under this Lease for anything accruing after the date of such expiration.  Notwithstanding the foregoing provisions of this Section, within sixty (60) days after such casualty, Landlord shall provide Tenant with an estimate as to the time reasonably required to repair such damage.  If such period exceeds nine (9) months from the date of such casualty, subject to unavoidable delays not to exceed ninety (90) days, Tenant may elect to terminate this Lease by notice to Landlord no later than ten (10) days following Tenant's receipt of such estimate, and thereupon the term of this Lease shall expire on the thirtieth (30th) day after Tenant's notice is given, and Tenant shall vacate and surrender the Demised Premises to Landlord.  If Landlord does not substantially complete such repairs within said period of nine (9) months, subject to unavoidable delays not to exceed ninety (90) days,  then Tenant may elect to terminate this Lease by notice to Landlord within ten (10) days following the expiration of such time period, and thereupon the term of this Lease shall expire on the thirtieth (30th) day after such notice is given, and Tenant shall vacate and surrender the Demised Premises to Landlord, unless within such thirty (30) day period, Landlord substantially completes the repair of such damage, in which event this Lease shall remain in full force and effect.

Tenant hereby waives the provisions of Section 227 of the Real Property Law, and the provisions of this Article shall govern and control in lieu thereof.  If the damage is due to the fault or neglect of Tenant, the debris shall be removed by, and at the expense of, Tenant.

Section 10.02. No damages of compensation shall be payable by Landlord nor shall Tenant make any claim for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building, provided that Landlord shall use its commercially reasonable efforts to commence and effect such repairs promptly and in such manner as not to unreasonably interfere with Tenant's occupancy.

ARTICLE 11

Assignment, Subletting, Mortgaging

Section 11.01. Tenant will not, by operation of law or otherwise, assign, mortgage or encumber this Lease, or sublet or permit the Demised Premises or any part thereof to be occupied or used by others for desk space or mailing privileges, without Landlord's prior written consent in each instance.  If this Lease be assigned, or if the Demised Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord, may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained.  The consent by Landlord to any assignment, subletting, mortgage or encumbrance shall not in any manner be construed to relieve Tenant from obtaining Landlord's express consent to any other or further assignment, subletting, mortgage or encumbrance.  In no event shall any permitted sublessee assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord's prior written consent in each instance.

Section 11.02. If Tenant shall at any time or times during the term of this Lease desire to assign this Lease or sublet all or part of the Demised Premises, Tenant shall give notice thereof to Landlord, which notice shall be accompanied by (a) a conformed or photostatic executed copy of the proposed assignment or sublease, together with an abstract of the material terms of the assignment or sublease, the effective or commencement date of which shall be not less than thirty (30) nor more than one hundred eighty (180) days after the giving of such notice, (b) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Demised Premises, (c) a statement in sufficient detail satisfactory to Landlord, setting forth the calculations of the sums to be payable to Landlord pursuant to the provisions of Section 11.10, and (d) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial report.  Such notice shall be deemed an offer from Tenant to Landlord whereby Landlord may, at its option, terminate this Lease if the proposed transaction is an assignment or a sublease (whether by one sublease or a series of related or unrelated subleases) of all or substantially all of the Demised Premises.

Section 11.03. If Landlord exercises its option to terminate this Lease in the case where Tenant desires either to assign this Lease or sublet (whether by one sublease or a series of related or unrelated subleases) all or substantially all of the Demised Premises, then this Lease shall end and expire on the date that such assignment or sublet was to be effective or commence, as the case may be, and the minimum rent and additional rent shall be paid and apportioned to such date.

Section 11.04. Intentionally Deleted.

Section 11.05. Intentionally Deleted.

Section 11.06. Intentionally Deleted.

Section 11.07. In the event Landlord does not exercise an option provided to it pursuant to Section 11.02 and provided that Tenant is not in default in any of Tenant's obligations under this Lease, Landlord's consent (which must be in writing and in form reasonably satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld or delayed, provided and upon condition that:

(a)           Tenant shall have complied with the provisions of Section 11.02;

(b)           In Landlord's judgment, the proposed assignee or subtenant is engaged in a business and the Demised Premises, or the relevant part thereof, will be used in a manner which (i) is limited to the use expressly permitted under Sections 4.01 and 4.02 of this Lease; and (ii) is in keeping with the then standards of the Building;

(c)           The proposed assignee or subtenant is a reputable person of good character and with sufficient financial worth considering the responsibility involved, and Landlord has been furnished with reasonable proof thereof;

(d)           Neither (i) the proposed assignee or sublessee nor (ii) any person which, directly or indirectly, controls, is controlled by or is under common control with, the proposed assignee or sublessee, is then an occupant of any part of the Building;

(e)           The proposed assignee or sublessee is not a person with whom Landlord is currently negotiating to lease space in the Building;

(f)            The proposed sublease shall be in form reasonably satisfactory to Landlord and shall comply with the provisions of this Article;

(g)           At any one time there shall not be more than two (2) subtenants (including Landlord or its designee) in the Demised Premises;

(h)           Tenant shall pay to Landlord within ten (10) days following written demand for any reasonable costs that may be incurred by Landlord in connection with said assignment or sublease, including, without limitation, the reasonable costs incurred in making investigations as to the acceptability of the proposed assignee or subtenant, and attorneys fees in connection with the granting of any requested consent;

(i)            Tenant shall not have (i) advertised the Demised Premises for subletting or assignment without prior notice to Landlord, or (ii) listed the same at a rental rate less than the minimum rent or additional rent at which Landlord is then offering to lease other space in the Building.

(j)            The proposed subtenant or assignee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in and the jurisdiction of the courts of New York State.

Except for subletting by Tenant to Landlord or its designee pursuant to the provisions of this Article, each subletting pursuant to this Article shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease.  Notwithstanding any such subletting to Landlord or any such subletting to any other subtenant and/or acceptance of rent or additional rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment for the minimum rent and additional rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Tenant.  Tenant further agrees that notwithstanding any such subletting, no other and further subletting of the Demised Premises by Tenant or any person claiming through or under Tenant (except as provided in Section 11.05) shall or will be made except upon compliance with and subject to the provisions of this Article.  If Landlord shall reasonably decline to give its consent to any proposed assignment or sublease, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

Section 11.08. In the event that (a) Landlord consents to a proposed assignment or sublease, and (b) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within ninety (90) days after the giving of such consent, then, Tenant shall again comply with all of the provisions and conditions of Section 11.02 before assigning this Lease or subletting all or part of the Demised Premises.

Section 11.09. With respect to each and every sublease or subletting authorized by Landlord under the provisions of this Lease, it is further agreed:

(a)           No subletting shall be for a term ending later than one day prior to the expiration date of this Lease;

(b)           No sublease shall be valid, and no subtenant shall take possession of the Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord;

(c)           Each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of termination, re-entry or dispossess by Landlord under this Lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (i) be liable for any previous act or omission of Tenant under such sublease, (ii) be subject to any offset, not expressly provided in such sublease, which thereto accrued to such subtenant against Tenant, or (iii) be bound by any previous modification of such sublease or by any previous prepayment of more than one month's rent.

Section 11.10. If Landlord gives its consent to any assignment of this Lease or to any sublease, Tenant shall, in consideration therefor, pay to Landlord, as additional rent:

(a)           in the case of an assignment of this Lease or an assignment by any sublessee of any sublease, an amount equal to fifty percent (50%) of all sums and other considerations paid to Tenant from the assignee for such assignment or paid to Tenant by any sublessee or other person claiming through or under Tenant for such assignment (including, but not limited to sums paid for the sale of Tenant's or sublessee's fixtures, leasehold improvements, less, in case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's or sublessee's federal income tax returns).  The sums payable to Landlord under this Section shall be paid to Landlord as and when paid by such assignee to Tenant; and

(b)           in the case of a sublease, an amount equal to fifty percent (50%) of the rents and charges and other consideration payable under the sublease to Tenant by the subtenant or paid to Tenant by any such sublessee or other person claiming through or under Tenant in connection with such subletting which is in excess of the minimum rent and additional rent under Article 22 accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder or such sublessee) pursuant to the terms of this Lease (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, less, in the case of the sale  thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's or sublessee's federal income tax returns).  The sums payable to Landlord under this Section shall be paid to Landlord as and when paid by such subtenant to Tenant.

(c)           For the purposes of computing the sums payable by Tenant to Landlord under subparagraphs (a) and (b) hereof, there shall be excluded from the consideration payable to Tenant by any assignee or sublessee any transfer taxes, rent concession, reasonable attorneys' fees, reasonable brokerage commissions, advertising costs and fix-up, build out costs paid by Tenant with respect to such assignment or subletting, but only to the extent any such sums are allocable to the period of this Lease (in the case of any assignment), or the term of any sublease.

Section 11.11. If Tenant or any subtenant is a corporation, partnership, limited liability company or other entity, the provisions of Section 11.01 shall apply to a transfer (by one or more transfers) of a majority of the stock partnership, membership or other ownership interests of Tenant or such subtenant, as the case may be, as if such transfer of a majority of the stock, partnership, membership or other ownership interests of Tenant or such subtenant were an assignment of this Lease; but said provisions and the provisions of Sections 11.02  and 11.10 shall not apply to transactions with a corporation, partnership, limited liability company or other entity into or with which Tenant or such subtenant is merged or consolidated or to which substantially all of Tenant's or such subtenant's assets, stock, partnership, membership or other ownership interests are sold or transferred or to any corporation, partnership, limited liability company or other entity which controls,  is controlled by or is under common control with Tenant or such subtenant, provided that in any such event (i) the successor to Tenant or such subtenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (1) the net worth of Tenant or such subtenant immediately prior to such merger, consolidation or transfer, or (2) the net worth of Tenant herein named on the date of this Lease or the net worth of such subtenant on the date of such sublease, and ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction.

Section 11.12. Any assignment or transfer, whether made with Landlord's consent pursuant to Section 11.07 or without Landlord's consent pursuant to Section 11.11, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee shall assume the obligations of this Lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions in this Article 11 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers.  The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of minimum rent and/or additional rent by Landlord from an assignee, transferee, or any other party, the original named Tenant shall remain fully liable for the payment of the minimum rent and additional rent and for the other obligations of this Lease on the part of Tenant to be performed or observed.

Section 11.13. The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this Lease on Tenant's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease.

Section 11.14. The listing of any name other than that of Tenant, whether on the doors of the Demised Premises, or the Building directory, if any, or otherwise, shall not operate to vest any right or interest in this Lease or in the Demised Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease, to any sublease of the Demised Premises, or to the use or occupancy thereof by others.

ARTICLE 12

Liability and Indemnity by Landlord and Tenant

Section 12.01. Tenant shall indemnify Landlord against and save Landlord harmless from any liability to and claim by or on behalf of any person, firm, governmental authority, corporation or entity for personal injury, death or property damage, arising:

(a)           from the negligent acts or omissions of Tenant, or from any work whatsoever done or omitted to be done by Tenant (to the extent that Tenant is obligated to perform such work under the terms hereunder), its employees, agents, contractors, customers, invitees or visitors, or from any accident thereat; and

(b)           from any breach or default by Tenant of and under any of the terms, covenants and conditions of this Lease on Tenant’s part to be performed.

Tenant also shall indemnify Landlord against and save Landlord harmless from all costs, reasonable counsel fees, expenses and penalties incurred by Landlord in connection with any such liability or claim except to the extent such liability or claim incurred as a result of Landlord’s negligence or willful misconduct.

If any action or proceeding shall be brought against either Landlord in connection with any such liability or claim pursuant to subparagraphs (a) or (b) hereinabove, Tenant, on notice from Landlord, shall defend such action or proceeding,  at Tenant’s expense, by counsel reasonably satisfactory to the Landlord, or by the attorney for Tenant’s insurance carrier whose insurance policy covers the liability or claim.

Section 12.02. Landlord shall not be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise, except if due to the negligence or willful act of Landlord, its agents, contractors or employees.  Except as otherwise expressly provided elsewhere in this Lease, Landlord and its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or sub-surface or from any other place or by dampness or by any other cause of whatsoever nature, except if due to the negligence or willful acts of Landlord, its agents, contractors or employees; nor shall Landlord be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any public or quasi-public work; nor shall Landlord be liable for any non-structural latent defect in the Demised Premises or any latent defect in the Building.  If, at any time any windows of the Demised Premises are permanently closed, darkened or bricked up by reason of the requirements of law or temporarily closed or darkened by reason of repairs, alterations or maintenance by Landlord, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction.

Tenant shall reimburse and compensate Landlord, as additional rent, within ten (10) days after rendition of a statement for all expenditures made and for all losses, liabilities, claims, damages, fines, penalties and expenses incurred by Landlord arising from any default by Tenant under this Lease.

Tenant shall give prompt notice to Landlord upon its actual discovery of accidents in the Demised Premises.

Section 12.03. If in this Lease it is provided that Landlord's consent or approval as to any matter will not be unreasonably withheld, and it is established by a court or body having final jurisdiction thereover that Landlord has been unreasonable, the only effect of such finding shall be that Landlord shall be deemed to have given its consent or approval; but Landlord shall not be liable to Tenant in any respect for money damages by reason of withholding its consent.

ARTICLE 13

Moving of Heavy Equipment

Tenant shall not move any safe, heavy equipment or bulky matter in or out of the Building without Landlord's written consent, which shall not be unreasonably withheld.  If the movement of such items requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do said work and all such work shall be done in full compliance with the Administrative Code of the City of New York and other municipal requirements.  All such movements shall be made during hours which will not materially interfere with the normal operations of the Building, and all damage caused by such movement shall be promptly repaired by Tenant at Tenant's expense.

ARTICLE 14

Condemnation

Section 14.01. In the event that the whole of the Demised Premises shall be condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title.  In the event that only a part of the Demised Premises shall be so condemned or taken, then, effective as of the date of vesting of title, the minimum rent and additional rent hereunder for such part shall be equitably abated and this Lease shall continue as to such part not so taken.  In the event that only a part of the Building shall be so condemned or taken, then (a) if substantial structural alteration or reconstruction of the Building shall, in the opinion of Landlord, be necessary or appropriate as a result of such condemnation or taking (whether or not the Demised Premises be affected), Landlord may, at its option, terminate this Lease and the term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within sixty (60) days following the date on which Landlord shall have received notice of the vesting of title, or (b) if Landlord does not elect to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, except that the minimum rent and additional rent shall be abated to the extent, if any, hereinbefore provided.  In the event that only a part of the Demised Premises shall be so condemned or taken and this Lease and the term and estate hereby granted are not terminated as hereinbefore provided, Landlord, out of the portion of the award allocated for such purpose and to the extent such award is sufficient, will restore with reasonable diligence the remaining structural portions of the Demised Premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking.

Section 14.02. In the event of termination in any of the cases hereinabove provided, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the Expiration Date and the rent hereunder shall be apportioned as of such date.

Section 14.03. In the event of any condemnation or taking hereinabove mentioned of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award.  Notwithstanding the foregoing, Tenant may make a separate claim for Tenant's moveable trade fixtures and moving expenses, provided the same shall not affect or reduce Landlord's award.

ARTICLE 15

Entry, Right to Change Public Portions of the Building

Section 15.01. Tenant shall permit Landlord to erect, use and maintain pipes and conduits in and through the walls, within the ceiling or below the floors of the Demised Premises, provided that such pipes and conduits shall be concealed inside the walls and/or ceilings of the Demised Premises.  Landlord, or its agents or designee shall, upon reasonable prior oral or written notice to Tenant (unless in the event of emergency, in which case no such notice shall be required) have the right to enter the Demised Premises during normal business hours for the purpose of making such repairs or alterations as Landlord shall desire, shall be required or shall have the right to make under the provisions of this Lease, provided that Landlord shall use commercially reasonable efforts to minimize any interference with Tenant's use of the Demised Premises; and shall also have the right (on prior reasonable notice and at reasonable times) to enter the Demised Premises for the purpose of inspecting them or exhibiting them to prospective purchasers or to prospective purchasers of the lessee’s estate under Superior Leases or to prospective mortgagees or to prospective assignees of any such mortgagees.  Landlord shall, during the progress of any such work in the Demised Premises, be allowed to take, but in no event shall store, all material into and upon the Demised Premises that may be required for the repairs or alterations above mentioned without the same constituting an eviction of Tenant in whole or in part and the rent reserved shall in no wise abate, except as otherwise provided in this Lease, while said repairs or alterations are being made.

Section 15.02. During the six (6) months prior to the expiration of the term of this Lease, Landlord may exhibit the Demised Premises to prospective tenants.

Section 15.03. Landlord shall have the right at any time without thereby creating an actual or constructive eviction or incurring any liability to Tenant therefor, to change the arrangement or location of such of the following as are not contained within the Demised Premises: entrances, passageways, doors and doorways, corridors, elevators, stairs, toilets, and other like public service portions of the Building, provided that access to the Demised Premises shall not be materially impaired as a result of such change.  All parts (except surfaces facing the interior of the Demised Premises) of all walls, windows and doors bounding the Demised Premises (including exterior Building walls, exterior core corridor walls, exterior doors and entrances, all space in or adjacent to the Demised Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air cooling, plumbing and other mechanical facilities, service closets and other Building facilities are not part of the Demised Premises and Landlord shall have the use thereof, as well as access thereto through the Demised Premises for the purposes of operation, maintenance, alteration and repair, upon reasonable prior notice (unless in the event of an emergency, in which case no notice shall be required) and otherwise subject to the terms set forth herein.

Section 15.04. Landlord shall have the right at any time to name the Building as it desires and to change any and all such names at any time thereafter.

ARTICLE 16

Conditional Limitations

Section 16.01. If at any time during the term of this Lease:

(a)           Tenant shall file a petition in bankruptcy or insolvency or for reorganization or arrangement or for the appointment of a receiver of all or a portion of Tenant's property, or

(b)           Any petition of the kind referred to in subdivision (a) of this Section shall be filed against Tenant and such petition shall not be vacated, discharged or withdrawn within ninety (90) days, or

(c)           Tenant shall be adjudicated a bankrupt by any court, or

(d)           Tenant shall make an assignment for the benefit of creditors, or

(e)           a permanent receiver shall be appointed for the property of Tenant by order of a court of competent jurisdiction by reason of the insolvency of Tenant (except where such receiver shall be appointed in an involuntary proceeding, if he shall not be withdrawn within ninety (90) days after the date of his appointment), then Landlord, at Landlord's option, may terminate this Lease on five (5) days' notice to Tenant, and upon such termination, Tenant shall quit and surrender the Demised Premises to Landlord.

Section 16.02 (a)        If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the United States Bankruptcy Code (the "Bankruptcy Code") to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment, setting forth (i) the name and address of such person, (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided Landlord to assure such person's future performance under the Lease, including, without limitation, the assurance referred to in section 365(b)(1) of the Bankruptcy Code, shall be given to Landlord by Tenant not later than twenty (20) days after receipt by Tenant but in no event later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

(b)           If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code.  Any and all monies or other considerations constituting Landlord's Property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid to Landlord.

(c)           Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment.  Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

(d)           Nothing contained in this Section shall, in any way, constitute a waiver of the provisions of this Lease relating to assignment.  Tenant shall not, by virtue of this Section, have any further rights relating to assignment other than those granted in the Bankruptcy Code.

(e)           Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, shall constitute rent for the purposes of Section 502(b)(6) of the Bankruptcy Code.

(f)           The term "Tenant" as used in this Section includes any guarantor of this Lease, or any, trustee, debtor in possession, receiver, custodian or other similar officer.

Section 16.03. If this Lease shall terminate pursuant to the provisions of Section 16.01:

(a)           Landlord shall be entitled to recover from Tenant arrears in minimum rent and additional rent and, in addition thereto as liquidated damages, an amount equal to the difference between the minimum rent and additional rent for the unexpired portion of the term of this Lease which had been in force immediately prior to the termination effected under Section 16.01 of this Article and the fair and the reasonable rental value of the Demised Premises, on the date of termination, for the same period, both discounted at the rate of eight (8%) percent per annum to the date of termination; or

(b)           Landlord shall be entitled to recover from Tenant arrears in minimum rent and additional rent and, in addition thereto as liquidated damages, an amount equal to the maximum allowed by statute or rule of law in effect at the time when and governing the proceedings in which such damages are to be proved, whether or not such amount be greater or less than the amount referred to in subdivision (a) of this Section.

Section 16.04. (a) (i) If Tenant shall fail to make any payment of any minimum rent or additional rent when the same becomes due and payable, or (ii) if the Demised Premises become vacant or deserted, or if Tenant shall fail to cancel or discharge any mechanic's lien or other lien within the time period as provided in Section 17.02, or (iii) if Tenant shall fail to deliver an estoppel certificate as provided in Article 26, and if any of the foregoing defaults shall continue for a period of fifteen (15) days after notice thereof by Landlord, or

(b)           If Tenant shall be in default in the performance of any of the other terms, covenants and conditions of this Lease and such default shall not have been remedied within thirty (30) days after notice by Landlord to Tenant specifying such default and requiring it to be remedied; or where such default reasonably cannot be remedied within such period of thirty (30) days, if Tenant shall not have commenced the remedying thereof within such period of time and shall not be proceeding with due diligence to remedy it, then Landlord, at Landlord's election, may terminate this Lease on ten (10) days' notice to Tenant, and upon such termination Tenant shall quit and surrender the Demised Premises to Landlord.

Section 16.05. If this Lease shall terminate as provided in this Article or if Tenant shall be in default in the payment of minimum rent or additional rent when the same become due and payable, and such default shall continue for a period of fifteen (15) days after notice by Landlord to Tenant,

(a)           Landlord may re-enter and resume possession of the Demised Premises and remove all persons and property therefrom either by summary dispossess proceedings or by a suitable action or proceeding, at law or in equity, by force or otherwise, without being liable for any damages therefor, and

(b)           Landlord may re-let the whole or any part of the Demised Premises for a period equal to, greater or less than the remainder of the then term of this Lease, at such rental and upon such terms and conditions as Landlord shall deem reasonable to any tenant it may deem suitable and for any use and purpose it may deem appropriate.  Landlord shall not be liable in any respect for failure to re-let the Demised Premises or, in the event of such re-letting, for failure to collect the rent thereunder and any sums received by Landlord on a re-letting in excess of the rent reserved in this Lease shall belong to Landlord.

Section 16.06. If this Lease shall terminate as provided in this Article or by summary proceedings (except as to any termination under Section 16.01), Landlord shall be entitled to recover from Tenant as damages, in addition to arrears in minimum rent and additional rent,

(a)           an amount equal to (i) all expenses incurred by Landlord in recovering possession of the Demised Premises and in connection with the re-letting of the Demised Premises, including, without limitation, the cost of repairing, renovating or remodeling the Demised Premises, (ii) the cost of performing any work required to be done by Tenant under this Lease, (iii) the cost of placing the Demised Premises in the same condition as that in which Tenant is required to surrender them to Landlord under this Lease, and (iv) all brokers' commissions and legal fees incurred by Landlord in re-letting the Demised Premises, which amounts set forth in this subdivision (a) shall be due and payable by Tenant to Landlord at such time or times as they shall have been incurred; and

(b)           an amount equal to the deficiency between the minimum rent and additional rent which would have become due and payable had this Lease not terminated and the net amount, if any, of rent collected by Landlord on re-letting the Demised Premises.  The amounts specified in this subdivision shall be due and payable by Tenant on the several days on which such minimum rent and additional rent would have become due and payable had this Lease not terminated.  Tenant consents that Landlord shall be entitled to institute separate suits or actions or proceedings for the recovery of such amount or amounts, and Tenant hereby waives the right to enforce or assert the rule against splitting a cause of action as a defense thereto.

Section 16.07. Tenant, for itself and for all persons claiming through or under it, hereby waives any and all rights which are or may be conferred upon Tenant by any present or future law to redeem the Demised Premises after a warrant to dispossess shall have been issued or after judgment in an action of ejectment shall have been made and entered.

Section 16.08. The words "re-enter" and "re-entry", as used in this Article, are not restricted to their technical legal meanings.

Section 16.09. Landlord shall not be required to give any notice of its intention to re-enter, except as otherwise provided in this Lease.

Section 16.10. In any action or proceeding brought by Landlord against Tenant, predicated on a default in the payment of minimum rent or additional rent, Tenant shall not have the right to and shall not interpose any set-off or counterclaim of any kind whatsoever, other than a claim which would be legally barred for failure to raise as a counterclaim in such action or proceeding. If Tenant has any claim, Tenant shall be entitled only to bring an independent action therefor; and if such independent action is brought by Tenant, Tenant shall not be entitled to and shall not consolidate it with any pending action or proceeding brought by Landlord against Tenant for a default in the payment of minimum rent or additional rent.

ARTICLE 17

Mechanic's Liens

Section 17.01. If, subject to and notwithstanding Landlord's consent to the extent required under this Lease, Tenant shall cause any changes, alterations, additions, improvements, installations or repairs to be made to or at the Demised Premises or shall cause any labor to be performed or material to be furnished in connection therewith, neither Landlord nor the Demised Premises, under any circumstances, shall be liable for the payment of any expense incurred or for the value of any work done or material furnished (unless otherwise expressly provided elsewhere in this Lease), and all such changes, alterations, additions, improvements, installations and repairs and labor and material shall be made, furnished and performed upon Tenant's credit alone and at Tenant's expense, and Tenant shall be solely and wholly responsible to contractors, laborers, and materialmen furnishing and performing such labor and material.  Nothing contained in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, to any contractor, laborer or materialman to furnish or perform any such labor or material.

Section 17.02. If, because of any act or omission (or alleged act or omission) of Tenant any mechanic's or other lien, charge or order for the payment of money shall be filed against the Demised Premises or the Building or Landlord's estate as tenant under any Superior Lease (whether or not such lien, charge or order is valid or enforceable as such), for work claimed to have been for, or materials furnished to, Tenant, Tenant, at Tenant's expense, shall cause it to be cancelled or discharged of record by bonding or otherwise within sixty (60) days after such filing, and Tenant shall indemnify Landlord against and save Landlord harmless from and shall pay all reasonable costs, expenses, losses, fines and penalties, including, without limitation, reasonable attorneys' fees, resulting therefrom.

ARTICLE 18

Landlord's Right to Perform Tenant's Obligations

If Tenant shall default in the performance of any of the terms or covenants and conditions of this Lease, and such default shall remain uncured beyond the expiration of any applicable notice and cure period, Landlord, without being under any obligation to do so and without hereby waiving such default, may remedy such default for the account and at the reasonable expense of Tenant.  Any payment made or expense incurred by Landlord for such purpose (including, but not limited to, reasonable attorneys' fees), shall be deemed to be additional rent hereunder and shall be paid by Tenant to within ten (10) days after demand, or at Landlord's election, added to any subsequent installment or installments of minimum rent.

ARTICLE 19

Covenant of Quiet Enjoyment

Landlord covenants that upon Tenant paying the minimum rent and additional rent and observing and performing all the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises, subject nevertheless to the terms and conditions of this Lease.

ARTICLE 20

Excavation

In the event that construction is to be commenced or an excavation is made or authorized for building or other purposes upon land adjacent to the Building, Tenant shall, if necessary, afford to the person or persons causing or authorized to commence construction or cause such excavation or to engage in such other purpose, license to enter upon the Demised Premises for the purpose of doing such work as shall reasonably be necessary to protect or preserve the Building, from injury or damage and to support the Building and any new structure to be built by proper foundations, pinning and/or underpinning, or otherwise.

ARTICLE 21

Services and Equipment

Section 21.01. So long as Tenant is not in default under any of the terms, covenants and conditions of this Lease, Landlord shall, at its cost and expense:

(a)           Provide operatorless passenger elevator service to the Demised Premises on Mondays through Fridays from 8:00 A.M. to 6:00 P.M., holidays excepted.  A passenger elevator will be available at all other times to serve the Demised Premises.  A freight elevator shall be available Mondays through Fridays, only from 8:00 A.M. to 5:00 P.M., excepting Saturdays, Sundays and holidays.  The freight elevator shall be available on a "first come, first served" basis during the said days and hours and on a reservation "first come, first served" basis other than on said days and hours at Landlord's customary charges therefor.

(b)           Maintain and repair the Building standard heating, ventilating and air conditioning system servicing the Demised Premises (the "HVAC System") installed by Landlord, except for those repairs which are the obligation of Tenant pursuant to Article 6 of this Lease.  The HVAC System will be operated by Landlord as and when required by law, or for the comfortable occupancy of the Demised Premises (as reasonably determined by Landlord) during the applicable seasons on Mondays through Fridays, from 8:00 A.M. to 8:00 P.M.; excepting Saturdays, Sundays and holidays, provided that Tenant shall draw and close the draperies or blinds for the windows of the Demised Premises whenever the HVAC system is in operation and the position of the sun so requires and shall, at all times, cooperate fully with Landlord and abide by all of the reasonable Rules and Regulations which Landlord may prescribe for the proper functioning of the HVAC System.  In the event that Tenant requires HVAC service outside of the aforementioned days and times, Landlord may charge Tenant at the initial rate of $400.00 per hour for such off-hour service, as increased from time to time by Landlord. Landlord agrees to operate the HVAC System servicing the Demised Premises in accordance with their design criteria unless energy and/or water conservation programs, guidelines or laws and/or requirements of public authorities, shall provide for any reduction in operations below said design criteria in which case such equipment shall be operated so as to provide reduced service in accordance therewith.  Tenant expressly acknowledges that some or all windows are or may be hermetically sealed and will not open and Landlord makes no representation as to the habitability of the Demised Premises at any time the HVAC System is not in operation. Tenant hereby expressly waives any claims against Landlord arising out of the cessation of operation of the HVAC System, or the suitability of the Demised Premises when the same is not in operation, whether due to normal scheduling or the reasons set forth in Section 21.03.  Landlord will not be responsible for the failure of the HVAC System if such failure results from the occupancy of the Demised Premises by more than an average of one (1) person for each one hundred (100) square feet in any separate room or area or if Tenant shall install and operate machines, incandescent lighting and appliances with a total connected electrical load in excess of the Building's electrical specifications, as determined by Landlord's consulting engineers.  If Tenant shall occupy the Demised Premises at an occupancy rate of greater than that for which the HVAC System was designed, or if the total connected electrical load is in excess of the Building's electrical specifications, as reasonably determined by Landlord's consulting engineers, or if Tenant's partitions shall be arranged by Tenant in such a way as to interfere with the normal operation of the HVAC System, Landlord may elect to make changes to the HVAC System or the ducts through which it operates required by reason thereof, and the cost thereof shall be reimbursed by Tenant to Landlord, as additional rent, within twenty (20) days after presentation of a bill therefor.  Landlord, throughout the term, upon reasonable prior notice, and during business hours shall have free access to all mechanical installations of Landlord, including but not limited to air-cooling, fan, ventilating and machine rooms and electrical closets, and Tenant shall not construct partitions or other obstructions that may interfere with Landlord's free access thereto, or interfere with the moving of Landlord's equipment to and from the enclosures containing said installations.  Neither Tenant nor any person or entity within Tenant's control shall at any time enter the said enclosures or tamper with, adjust, touch or otherwise in any manner affect said mechanical installations, except as set forth herein with respect to the thermostatic controls within the Demised Premises.

(c)           Provide Building standard cleaning services in Tenant's office space and public portions of the Building, except no services shall be performed Saturdays, Sundays and holidays, all in accordance with Schedule D attached hereto.  If, however, any additional cleaning of the Demised Premises is to be done by Tenant, it shall be done at Tenant's sole expense, in a manner reasonably satisfactory to Landlord and no one other than persons approved by Landlord shall be permitted to enter the Demised Premises or the Building for such purpose.   Tenant, at its own cost, may utilize its own employees or outside contractors to perform additional cleaning services in the Demised Premises, provided such employees or outside contractors do not cause any labor disruption, dispute or disturbance in or around the Building or violate Landlord’s union contracts affecting the Building.  If Tenant shall require additional cleaning services, Tenant may award a contract for such services to any contractor that is approved by Landlord; provided, however, that prior to making such award, Tenant shall inform Landlord of the terms upon which such contractor shall provide such additional cleaning services and, in the event that Landlord’s designated contractor can provide such additional cleaning services on equal or better terms, Tenant shall award such contract to Landlord’s designated contractor.  Tenant shall pay for the cost of the services performed by such designated contractor within ten (10) days after being billed.

(d)           Furnish water for lavatory and cleaning purposes.  If Tenant requires, uses or consumes water in excess of the amounts ordinarily required for such purposes, Landlord may install a meter or meters or other means to measure Tenant's water consumption, and Tenant shall reimburse Landlord for the cost of the meter or meters and the installation thereof, and shall pay for the maintenance of said meter equipment and/or pay Landlord's cost of other means of measuring such water consumption by Tenant.  Tenant shall pay to Landlord on demand the cost of all water consumed as measured by said meter or meters or as otherwise measured, including sewer rents.

(e)           If Tenant shall require and request any of the foregoing services at times other than above provided, and if such request is made at least twenty-four (24) hours prior to the time when such additional services are required, Landlord will provide them and Tenant shall pay to Landlord promptly the charges therefore following receipt of an invoice by Tenant at the then Building standard rate charged to other tenants in the Building, or such other rate as may be specified in this Lease.

Section 21.02. Holidays shall be deemed to mean all federal holidays, state holidays and Building Service Employees Union Contract holidays.

Section 21.03. Landlord reserves the right to interrupt, curtail or suspend the services required to be furnished by Landlord under this Lease when necessary by reason of accident, emergency, mechanical breakdown or when required by any law, order or regulation of any Federal, State, County or Municipal authority, or for any other cause beyond the control of Landlord.  Landlord shall use due diligence to complete all required repairs or other necessary work as quickly as possible so that Tenant's inconvenience resulting therefrom may be for as short a period of time as circumstances will reasonably permit.  Tenant shall not be entitled to nor shall Tenant make claim for any diminution or abatement of minimum rent or additional rent or other compensation, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of such interruption, curtailment, suspension, work or inconvenience.

Section 21.04. Tenant shall reimburse Landlord promptly for the actual out-of-pocket cost to Landlord of removal from the Demised Premises and the Building of any refuse and rubbish of Tenant not covered by the Cleaning Specifications and Tenant shall pay all bills therefor when rendered.

Section 21.05. If Tenant shall request Landlord to furnish any services in addition to those hereinabove provided or perform any work not required under this Lease, and Landlord agrees to furnish and/or perform the same, Tenant shall pay to Landlord promptly in advance the charges therefor, which charges are deemed to be additional rent and payable as such. Subject to Section 5.01, Tenant will have the right to perform Alterations in the Demised Premises by contractors selected by Tenant and approved by Landlord.

Section 21.06. Tenant shall have the right to one (1) sign in the elevator lobby and up to ten (10) listings on the Building directory located in the lobby of the Building.

Section 21.07. If Landlord shall have failed to provide elevator, heating or air conditioning services, as provided in this Article (the "Interruption"), and the Interruption shall have (i) prevented the operation of Tenant's business in the Demised Premises, and (ii) continued for a period in excess of thirty (30) consecutive days following receipt by Landlord of notice from Tenant describing in detail the Interruption (the Interruption that has satisfied both of the foregoing conditions being referred to hereinafter as a "Material Interruption"), then Tenant shall be entitled to an abatement of the minimum rent only, provided that Tenant shall not have used all or any part of the Demised Premises. Any such minimum rent abatement shall begin on the thirty first (31st) consecutive day of such Material Interruption and shall end upon the date such Material Interruption has ended. Notwithstanding the foregoing, Tenant shall not be entitled to any such rent abatement if (i) Tenant was able to use any part of the Demised Premises, (ii) the Interruption shall have been caused by an act or omission in violation of this Lease by or the negligence of Tenant, or of Tenant agents, servants, employees or contractors, or (ii) the Interruption arises from or relates to any unavoidable delays, including any matter beyond Landlord’s reasonable control.

ARTICLE 22

Escalation

Section 22.01. Taxes.  Tenant shall pay to Landlord, as additional rent, tax escalation in accordance with this Section:

(a)           Definitions:  For the purpose of this Section, the following definitions shall apply:

(i)   The term "Tax Base Factor" shall mean the Real Estate Taxes for the Building Project for the period from July 1, 2010 to June 30, 2011, as finally determined.

(ii)   The term "The Building Project" shall mean the real property known as Unit B of The Fifth Win Condominium, with all improvements erected on the Land as more particularly described in Schedule B of this Lease

(iii)   The term "Comparative Tax Year" shall mean the New York City real estate tax year commencing on July 1, 2011 and each subsequent New York City real estate tax year.  If the present use of July 1-June 30 New York City real estate tax year shall hereafter be changed, then such changed tax year shall be used with appropriate adjustment for the transition.

(iv)   The term "Real Estate Taxes" shall mean the total of all taxes and special or other assessments and charges of any Special Business Improvement District levied, assessed or imposed at any time by any governmental authority: (a) upon or against the Building Project, and (b) in connection with the receipt of income or rents from the Building Project to the extent that same shall be in lieu of all or a portion of any of the aforesaid taxes or assessments, or additions or increases thereof.  Income, franchise, transfer, inheritance, corporate, mortgage recording or capital stock taxes of Landlord, or penalties or interest thereon, shall be excluded from "Real Estate Taxes" for the purposes hereof.  If, due to a future change in the method of taxation or in the taxing authority, or for any other reason, a franchise, income, transit, profit or other tax or governmental imposition, however designated, shall be levied against the lessor under a Superior Lease (as hereinafter defined) and/or Landlord in substitution in whole or in part for the Real Estate Taxes, or in lieu of or addition to or increase of Real Estate Taxes, then such franchise, income, transit, profit or other tax or governmental imposition shall be included within "Real Estate Taxes." Tenant acknowledges that the Tax Escalation Payment (as hereinafter defined) constitutes a method by which Landlord is seeking to compensate for increases in expenses and that the Tax Escalation Payment shall be calculated and paid by Tenant to Landlord whether or not Real Estate Taxes have already been paid by Landlord.

(v) The term "the Percentage" for purposes of computing tax escalation, shall mean 4.2%.

(b)           (i)     Commencing July 1 ,2011, in the event that the Real Estate Taxes payable for any Comparative Tax Year shall exceed the Tax Base Factor, Tenant shall pay to Landlord, as additional rent for such Comparative Tax Year, an amount for tax escalation ("Tax Escalation Payment") equal to the Percentage of the excess.  Before or after the start of each Comparative Tax Year, Landlord shall furnish to Tenant a statement of the Tax Escalation Payment payable for such Comparative Tax Year. Tenant shall make its aforesaid Tax Escalation Payment to Landlord, in installments in the same manner and not later than thirty (30) days prior to the last date that Real Estate Taxes are payable by Landlord to the governmental authority.  If a statement is furnished to Tenant after the commencement of the Comparative Tax Year in respect of which such statement is rendered, Tenant shall, within ten (10) days thereafter, pay to Landlord an amount equal to those installments of the total Tax Escalation Payment then due.  If on the first day of the first month of any Comparative Tax Year, the amount of the Real Estate Taxes shall not have been determined by the taxing authority, then the amount of the Real Estate Taxes payable by Tenant shall be estimated by Landlord based on the amount of the corresponding Real Estate Taxes for the immediately preceding Comparative Tax Year. Any such estimated Real Estate Taxes shall be subject to adjustment when the amount of such Real Estate Taxes shall be determined, and payment or credit of such adjustment shall be made upon billing by Landlord.   If, during the term of this Lease, Real Estate Taxes are required to be paid, in full or in monthly or other installments, on any other date or dates than as presently required, or if Landlord shall be required to make monthly deposits of Real Estate Taxes to the holder of any mortgage, then Tenant's Tax Escalation Payment(s) shall be correspondingly adjusted so that the same are due to Landlord in corresponding installments not later than thirty (30) days prior to the last date on which the applicable installment of such Real Estate Taxes shall be due and payable to the governmental authority or such mortgagee.

(ii)     If in any tax certiorari proceeding regarding Real Estate Taxes payable for any Comparative Tax Year or in otherwise establishing such taxes, Landlord has incurred expenses for legal and/or consulting services rendered in applying for, negotiating or obtaining a reduction of the assessment upon which the Real Estate Taxes are predicated, Tenant shall pay an amount equal to the Percentage of such expenses.

(iii)   The statements of the Tax Escalation Payment to be furnished by Landlord as provided above shall constitute a final determination as between Landlord and Tenant of the Tax Escalation Payment for the periods represented thereby, except for mathematical error or other error in computation.

(iv)   In no event shall the fixed minimum rent under this Lease be reduced by virtue of this Section 22.01.

(v)   Upon the date of any expiration or termination of this Lease, whether the same be the date hereinabove set forth for the expiration of the term or any prior or subsequent date, a proportionate share of the Tax Escalation Payment for the Comparative Tax Year during which such expiration or termination occurs shall immediately become due and payable by Tenant to Landlord, if it was not theretofore already billed and paid, or due and payable by Landlord to Tenant if the amount paid by Tenant exceeded such proportionate share. The said proportionate share shall be based upon the length of time that this Lease shall have been in existence during such Comparative Tax Year.  Prior to or promptly after said expiration or termination, Landlord shall compute the Tax Escalation Payment due from or owed to Tenant, as aforesaid and Tenant shall promptly pay Landlord any amount unpaid.  If Landlord shall receive a refund or a tax credit of any amount of Real Estate Taxes for any Comparative Tax Year for which Tenant has made a payment, Landlord shall pay to Tenant within fifteen (15) days of its receipt of such refund or credit the Percentage of any such refund, less the Percentage of any legal fees and other expenses provided for in Section 22.01(b)(ii) to the extent the same have not theretofore been paid by Tenant.

(vi)   Landlord's and Tenant's obligations to make the adjustments referred to in subdivision (v) above shall survive any expiration or termination of this Lease.

(vii)   Any delay or failure of Landlord in billing any Tax Escalation Payment hereinabove provided shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such Tax Escalation Payment hereunder.

(viii)   The parties acknowledge that the ICAP Program is not currently in effect at the Building. Notwithstanding any language to the contrary in this Lease, Landlord and Tenant agree that for the purposes of this Section 22.01, Real Estate Taxes and Tax Escalation Payments shall be calculated without regard to any deductions, credits, abatements, or deferral of Real Estate taxes which Landlord may receive pursuant to Sections 489aaaaaa through 489kkkkkk, authorized by Title 2-F of Article 4 of the New York Real Property Tax Law and any and all rules and regulations promulgated thereunder, including any successor statute (herein collectively called the “ICAP Program”).

Section 22.02. Porter's Wage Rate.  Tenant shall pay to the Landlord, as additional rent, a porter's wage rate escalation in accordance with this Section:

(a)           For the purpose of this Section, the following definitions shall apply:

(i)   "Wage Rate(s)" shall mean the minimum regular hourly rate of wages in effect, from time to time, during each calendar year (whether paid by Landlord or any contractor employed by Landlord) computed as paid over a forty hour week to Porters in Class A office buildings pursuant to an Agreement between Realty Advisory Board on Labor Relations, Incorporated, or any successor thereto, and Local 32B-32J of the Building Service Employees International Union, AFL-CIO, or any successor thereto; and provided, however, that if there is no such agreement in effect prescribing a wage rate for Porters, computations and payments shall thereupon be made upon the basis of the regular hourly wage rate actually payable in effect as of January 1st of each year, and provided, however, that if in any year during the term, the regular employment of Porters shall occur on days or during the hours when overtime or other premium pay rates are in effect pursuant to such Agreement, then the term "hourly rate of wages" as used herein shall be deemed to mean the average hourly rate for the hours in a calendar week during which Porters are regularly employed (e.g., if pursuant to an agreement between Realty Advisory Board and the Local the regular employment of Porters for forty hours during a calendar week is at a regular hourly wage rate of $3.00 for the first thirty hours, and premium or overtime hourly wage rate of $4.50 for the remaining ten hours, then the hourly rate of wages under this Article during such period shall be the total weekly rate of $135.00 divided by the total number of regular hours of employment, forty or $3.375).  Notwithstanding the foregoing, if at any time such hourly wage rate is different for new hire and old hire Porters, then thereafter such hourly wage rate shall be based on the weighted average of the wage rates for the different classifications of Porters.

(ii)    "Base Wage Rate" shall mean the Wage Rate in effect on January 1, 2010.

(iii)   The term "Porters" shall mean that classification of non-supervisory employees employed in and about the Building who devote a major portion of their time to general cleaning, maintenance and miscellaneous services essentially of a non-technical and non-mechanical nature and are the type of employees who are presently included in the classification of "Class A-Others" in the Commercial Building Agreement between the Realty Advisory Board and the aforesaid Union.

(iv)   The term "minimum regular hourly rate of wages" shall not include any payments for fringe benefits or adjustments of any kind.

(v)   The term "Multiplication Factor" shall mean 14,486.

(b)           If the Wage Rate(s) for any calendar year during the term shall be increased above the Base Wage Rate, then Tenant shall pay, as additional rent, an amount equal to the product obtained by multiplying the Multiplication Factor by 100% of the number of cents (including any fraction of a cent) by which the Wage Rate(s) is greater than the Base Wage Rate, such payment to be made in equal one-twelfth (1/12th) monthly installments commencing with the first monthly installment of minimum rent falling due on or after the effective date of such increase in Wage Rate(s) (payable retroactive from said effective date) and continuing thereafter until a new adjustment shall have become effective in accordance with the provisions of this Article.  Landlord shall give Tenant notice of each change in Wage Rate(s) which will be effective to create or change Tenant's obligation to pay additional rent pursuant to the provisions of this Section 22.02 and such notice shall contain Landlord's calculation in reasonable detail and certified as true by an authorized partner of Landlord or of its managing agent, of the annual rate of additional rent payable resulting from such increase in Wage Rate(s). Such amounts shall be prorated for any partial calendar years during the term.

(c)           Tenant’s obligations to make the payments referred to in subdivision (b) above shall survive any expiration or termination of this Lease.

(d)           A notice with respect to the porter’s wage escalation given by Landlord pursuant to Section 22(b) hereof shall be binding upon Tenant, except for manifest error.

(e)           The "Wage Rate(s)" is intended to be a substitute comparative index of economic costs and does not necessarily reflect the actual costs of wages or other expenses of operating the Building.  The Wage Rate(s) shall be used whether or not the Building is a Class A office building and whether or not Porters are employed in the Building and without regard to whether such employees are members of the Union referred to in subsection (a) hereof.

ARTICLE 23

Electricity

Section 23.01.

(a)           Landlord shall provide electricity to the Demised Premises on a submetering basis from the existing risers and switches on the floor.  Tenant’s consumption of electricity shall be measured by one independent time of day (or use) submeter, which submeter shall be in working order on the Commencement Date and shall serve the Demised Premises, and no other tenant, and shall be furnished and installed by Landlord, at the cost of Tenant, and read by Landlord.  If Tenant shall require electricity exceeding the available service capacity, any additional risers, feeders and similar electrical equipment which may be required, shall be installed by Landlord, at the expense of Tenant, to and for the use of Tenant in the Demised Premises during the term hereof.  Landlord represents that the available service capacity of electricity in the Demised Premises will be not less than eight (8) watts per usable square foot connected load.  Any riser(s) shall terminate at a disconnect switch to be located at a point designated by Landlord in electrical closet(s) on the floor of the Demised Premises.  Such disconnect switch shall be the sole source from which Tenant is to obtain electricity.  Such submeter shall at all times be maintained by Tenant, at its expense, unless damaged due to the negligence of Landlord, its agents, employees or contractors.  Tenant covenants and agrees to purchase electric power from Landlord or Landlord’s designated agent at charges, terms and rates set, from time to time, during the term of this Lease by Landlord but not more than those specified in the service classification in effect from time to time pursuant to which Landlord then purchases electric current from the Electric Service Provider or Alternate Service Provider (as said terms are hereinafter defined), as the case may be, plus a fee equal to five (5%) percent of such charges, representing agreed upon administrative and overhead costs to Landlord.  Bills therefor shall be rendered monthly or at such other times as Landlord may elect and the amount, as computed from such meter, shall be deemed to be, and be paid as, additional rent, within ten (10) days thereafter, without any set-off or deduction.  If any tax is imposed upon Landlord’s receipt from the sale or resale of electric energy to Tenant by any federal, state or municipal authority, Tenant covenants and agrees that, where permitted by law, Tenant's pro rata share of such taxes shall be passed on to, and included in the bill of, and paid by, Tenant to Landlord.

(b)           Landlord has advised Tenant that presently Con Edison ("Electric Service Provider") is the utility company selected by Landlord to provide electricity service for the Building.  Notwithstanding the foregoing, if permitted by law, Landlord shall have the right at any time and from time to time during the term of this Lease to either contract for service from a different company or companies providing electricity service (each such company shall hereinafter be referred to as an "Alternate Service Provider") or continue to contract for service from the Electric Service Provider.

(c)           Tenant shall cooperate with Landlord, the Electric Service Provider, and any Alternate Service Provider at all times and, as reasonably necessary, shall allow Landlord, Electric Service Provider, and any Alternate Service Provider reasonable access to the Building's electric lines, feeders, risers, wiring, and any other machinery within the Demised Premises.

Section 23.02. Landlord shall not be liable in any way for any loss, damage or expense that Tenant may sustain or incur by reason of or any failure, change, interruption or defect in the supply or character of electric energy furnished to the Demised Premises by reason of any requirement, act or omission of the Electric Service Provider or Alternate Service Provider (as said terms are hereinafter defined) serving the Building with electricity and no such failure, change, interruption or defect shall constitute an act of constructive eviction, in whole or in part, or entitle Tenant to any abatement of minimum rent or additional rent or relieve Tenant of its obligations under this Lease.  Tenant shall furnish and install, at its sole cost and expense, all lighting fixtures, tubes, lamps, bulbs, ballasts and outlets relating to Tenant’s electrical equipment.

Section 23.03. Tenant's connected electrical load in the Demised Premises, including lighting, shall not at any time exceed the capacity of any of the electrical conductors and equipment in or servicing the Demised Premises, such capacity being eight (8) watts per usable square foot connected load, including lighting. In order to ensure that such capacity is not exceeded and to avert possible adverse effect upon the Building electric service, Tenant shall not, without Landlord's prior consent in each instance, connect any appliances or equipment other than standard office equipment (computers, copiers, fax machines, telephones, etc.) to the electric system of the Demised Premises existing on the Commencement Date.  Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant, to the extent Tenant's need for electricity exceeds eight (8) watts per usable square foot.

Section 23.04. Landlord reserves the right to discontinue furnishing electric energy at any time, whether or not Tenant is in default under this Lease, upon not less than thirty (30) days' notice to Tenant, provided Landlord discontinues furnishing electricity to all other tenants in the Building.  If Landlord exercises such right of discontinuance, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that, from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electric energy to Tenant.  If Landlord so elects to discontinue furnishing electric energy to Tenant, Tenant shall arrange to obtain electric energy directly from the Electric Service Provider or Alternate Service Provider.  Notwithstanding the foregoing, Landlord shall not discontinue furnishing electric energy until Tenant is able to obtain such electric energy directly from said Electric Service Provider or Alternate Service Provider.  Such electric energy may be furnished to Tenant by means of the then existing Building system feeders, risers and wiring to the extent that they are available, suitable and safe for such purposes.  All meters and additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electric energy directly from such Electric Service Provider or Alternate Service Provider company, and which are to be located within the Demised Premises, shall be installed by Landlord at its sole cost and expense, and maintained by Tenant at its expense.

ARTICLE 24

Broker

Landlord and Tenant covenant and represent that the sole brokers who negotiated and brought about this transaction were CB Richard Ellis, Inc. and Cohen Brothers Realty Corporation and Landlord agrees to pay a commission therefor as per separate agreements.  Landlord and Tenant agree to hold the other harmless against any claims for a brokerage commission arising out of a breach by the indemnifying party of the representations contained in this Article.

ARTICLE 25

Subordination and Ground Lease

Section 25.01. This Lease is subject and subordinate to (a) the lease dated as of July 29, 1986, between Saks & Company, as lessor and Swiss Bank Corporation, New York Branch, as lessee, as the same is or may hereafter be amended (the “Saks Lease”), (b) any “New Lease” (as defined in the Saks Lease) hereafter entered into, as the same may be amended (collectively together with the Saks Lease called the “Superior Leases”), and (c) to all mortgages (the “Superior Mortgages”) which may now or hereafter encumber any such Superior Leases and/or the interest of the lessee under the Superior Lease in and to the Building, and to all renewals, modifications, amendments, consolidations, replacements or extensions of any of the foregoing.  This clause shall be self-operative and no further instrument of subordination shall be required.  However, in confirmation of such subordination, Tenant, at any time and from time to time, shall execute promptly, and within fifteen (15) days of such request, any certificate and document that Landlord may reasonably request which reasonably evidences such subordination.

Section 25.02. (a) The Tenant covenants and agrees that if by reason of a default under any Superior Lease, or under any Superior Mortgage, such Superior Lease and the leasehold estate of the Landlord in the Demised Premises is terminated, or the lessee’s estate in the Building under a Superior Lease is foreclosed upon or transferred in lieu of a foreclosure, the Tenant will attorn to the then holder of the reversionary interest in the premises demised by this Lease or the foreclosure purchaser or transferee in lieu of foreclosure, as the case may be, and will recognize such holder, purchaser or transferee as the Tenant's Landlord under this Lease, unless the lessor under such Superior Lease or the holder of any such Superior Mortgage, in any proceeding to terminate such Superior Lease or foreclose such Superior Mortgage, elects to terminate this Lease and the rights of Tenant hereunder provided, however, the holder of the reversionary interest or the foreclosure purchaser or transferee in lieu of foreclosure shall not be (i) liable for any act or omission or negligence of Landlord under this Lease; (ii) subject to any counterclaim, defense or offset which theretofore shall have accrued to Tenant against Landlord; (iii) obligated to perform, undertake or complete any work in the Demised Premises or to prepare it for occupancy; (iv) bound by any previous modification or amendment of this Lease or by any previous prepayment of more than one (1) month's rent, unless such modification or prepayment shall have been approved in writing by the holder of such Superior Mortgage; (v) obligated to repair the Demised Premises, or the Building, or any part thereof, in the event of any damage beyond such repair as can reasonably be accomplished from the net proceeds of insurance actually made available to the then holder of the reversionary interest or the foreclosure purchaser or transferee in lieu of foreclosure; (vi) obligated to repair the Demised Premises or the Building, or any part thereof, in the event of partial condemnation of the Demised Premises or the Building; (vii) required to account for any security deposit of Tenant unless actually delivered to such holder, purchaser or transferee by Landlord; (viii) bound by any obligation to make any payment to Tenant or grant any credits, except for services, repairs, maintenance and restoration provided for under this Lease to be performed by Landlord after the date of attornment; or (ix) responsible for any monies owing by Landlord to Tenant.  Nothing contained in this subparagraph shall be construed to impair any right otherwise exercisable by any such holder, purchaser or transferee.  Tenant agrees to execute and deliver, at any time and from time to time, upon the request of the Landlord of or the lessor under any such Superior Lease or the holder of any such Superior Mortgage any instrument which may be necessary or appropriate to evidence such attornment.

(b)           Upon Tenant's receipt of a written notice from the lessor under any Superior Lease or the holder of any Superior Mortgage to the effect that (i) the lessor of said Superior Lease has terminated such Superior Lease or the holder of any Superior Mortgage has declared a default under such Superior Mortgage and/or is otherwise is entitled to performance by the tenant under the Superior Lease, and (ii) Tenant should pay the minimum rent and additional rent thereafter due and payable under this Lease to said lessor or said holder at a place designated in such notice, Tenant shall pay such minimum rent and additional rent to said lessor under said Superior Lease or the holder of any Superior Mortgage at such designated place until such time as said lessor or holder shall notify Tenant that Tenant may resume paying all minimum rent and additional rent thereafter due and payable under this Lease to Landlord.  Tenant shall have no liability to the Landlord for paying any minimum rent or additional rent to said lessor under the Superior Lease or holder of any Superior Mortgage or otherwise acting in accordance with the provisions of any notice sent to it under this paragraph and shall be relieved of its obligations to pay Landlord any minimum rent or additional rent under this Lease to the extent such payments are made to said lessor under the Superior Lease or to said holder under the Superior Mortgage.

Section 25.03. In the event of any act or omission by Landlord which would give Tenant the right to terminate this Lease or to claim a partial or total eviction, pursuant to the terms of this Lease, if any, Tenant will not exercise any such right until:

(a)           it has given a written notice to cure (concurrently with any notice given to Landlord), regarding such act or omission to the holder of any Superior Mortgage and to the lessor of any Superior Lease, whose names and addresses shall previously have been furnished to Tenant, in writing, addressed to such holder and lessor at the last addresses so furnished, and

(b)           a reasonable period of time (not to exceed the period in this Lease or the Superior Lease or the Superior Mortgage, as the case may be) for remedying such act or omission shall have elapsed following such giving of notice and the expiration of any grace period applicable thereto in favor of Landlord hereunder, during which such holder and lessor, or any of them, with reasonable diligence, following the giving of such notice, shall have commenced and are continuing to remedy such act or omission or to cause the same to be remedied.

If Tenant fails to give the notice and cure period to the holder of any Superior Mortgage pursuant to subparagraph (a) above and to the lessor of any Superior Lease, then any termination of this Lease or claim of partial or total eviction by Tenant shall be deemed null and void.

Section 25.04. If, in connection with obtaining financing for the Landlord’s estate in and to the Building as lessee under a Superior Lease, or of Landlord's interest in any Superior Lease, a banking, insurance or other recognized institutional lender shall request modifications in this Lease as a condition to such financing, Tenant will not withhold, delay or defer its consent thereto and its execution and delivery of such modification agreement, provided that such modifications do not increase the obligations or lessen the rights of Tenant hereunder or adversely affect Tenant's leasehold interest hereby created or Tenant's use and enjoyment of the Demised Premises.

Section 25.05. Landlord shall obtain, within sixty (60) days from the execution and delivery of this Lease by the parties hereto, from the holder of the existing mortgage on the land and Building which non-disturbance agreement shall be in the form used by said mortgagee. Any fees (including reasonable attorneys fees) required to be paid to such mortgagee in connection with the non-disturbance agreement shall be paid by Tenant.

Section 25.06. Landlord represents and warrants that the terms of the Saks Lease do not (a) materially interfere with the leasehold estate granted under this Lease, or (b) materially interfere with Tenant’s use of the Demised Premises.

ARTICLE 26

Estoppel Certificate

Tenant shall at any time, and from time to time, within ten (10) days after so requested by Landlord execute, acknowledge and deliver to Landlord, a statement addressed to Landlord or its designee or the lessor of any Superior Lease or the holder of any Superior Mortgage encumbering such Superior Lease and/or the interest of the lessor under the Superior Lease in and to the Building (a) certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (b) stating the dates to which the minimum rent and additional rent have been paid, (c) stating whether or not there exists any default by Landlord under this Lease, and, if so, specifying each such default, and (d) such other information as may be reasonably required by Landlord or any such lessor or mortgagee.

ARTICLE 27

Waiver of Jury Trial

Tenant hereby waives the right to trial by jury in any summary proceeding that may hereafter be instituted against it or in any action or proceeding that may be brought by Landlord on matters which are connected with this Lease, or any of its provisions or Tenant's use or occupancy of the Demised Premises, including any claims for injury or damage, or any emergency or other statutory remedy with respect thereto.

ARTICLE 28

Surrender of Premises

Section 28.01. Upon the expiration or other termination of the term of this Lease, Tenant shall quit and surrender the Demised Premises, vacant, broom clean, in good order and condition, ordinary wear and tear and damage by fire or other casualty excepted, and shall remove all its property therefrom, except as otherwise provided in this Lease.  Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

Section 28.02. In the event Tenant shall remain in possession of the Demised Premises after the expiration or other termination of the term of this Lease, such holding over shall not constitute a renewal or extension of this Lease.  Landlord, may, at its option, elect to treat Tenant as one who is not removed at the end of the term, and thereupon be entitled to all of the remedies against Tenant provided by law in that situation or Landlord may elect to construe such holding over as a tenancy from month-to-month, subject to all of the terms and conditions of this Lease, except as to the duration thereof, and the minimum rent shall be due, in either of such events, at a monthly rental rate equal to one and one-half (1.5) times the monthly installment of minimum rent which would otherwise be payable for such month, together with any and all additional rent.  Tenant shall also be responsible for and hereby indemnifies Landlord against any claims made by any succeeding tenant or prospective tenant founded upon Tenant's delay in surrendering the Demised Premises to Landlord.  If the Demised Premises are not surrendered upon the termination of this Lease, provided that at the time of expiration or sooner termination, Landlord shall notify Tenant in writing that it has entered into or is about to enter into a new lease with a succeeding tenant, in which event, Tenant shall indemnify Landlord against liability resulting from such delay by Tenant, including any claims made by any succeeding tenant founded upon such delay.

ARTICLE 29

Rules and Regulations

Section 29.01. Tenant, its servants, employees, agents, visitors and licensees shall observe faithfully and comply with the rules and regulations set forth in Schedule "C" attached hereto and made a part hereof.  Landlord shall have the right from time to time during the term of this Lease, upon at least ten (10) business days prior notice to Tenant, to make reasonable changes in and additions to the rules thus set forth.

Section 29.02. Any failure by Landlord to enforce any rules and regulations now or hereafter in effect, either against Tenant or any other tenant in the Building, shall not constitute a breach hereunder or waiver of any such rules and regulations.

ARTICLE 30

Successors and Assigns and Definitions

Section 30.01. The covenants, conditions and agreements contained in this Lease shall bind and enure to the benefit of Landlord and Tenant and their respective distributees, legal representatives, successors and, except as otherwise provided herein, their assigns.

Section 30.02. The term "Landlord" as used in this Lease, so far as the covenants and agreements on the part of Landlord are concerned shall be limited to mean and include only the owner or owners at the time in question of the tenant's estate under any Superior Lease covering the property described in Schedule B hereto annexed and/or (but only if the Superior Leases shall terminate and Tenant shall attorn to the lessor under the Superior Lease which had terminated) the fee title of Landlord covering the Land and/or the Building and improvements thereon.  In the event of any assignment or assignments of such tenant's estate or transfer of such title, Landlord herein named (and in case of any subsequent assignment or transfer, the then assignor or transferor) shall be automatically freed and relieved from and after the date of such assignment or transfer of all personal liability as respects to performance of any of Landlord's covenants and agreements thereafter to be performed, and such assignee or transferee shall be bound by all of such covenants and agreements; it being intended that Landlord's covenants and agreements shall be binding on Landlord, its successors and assigns only during and in respect of their successive periods of such ownership.

However, in any event, the members in Landlord shall not have any personal liability or obligation by reason of any default by Landlord under any of Landlord's covenants and agreements in this Lease.  In case of such default, Tenant will look only to Landlord's estate, as tenant, under such Superior Lease and/or (but only if the Superior Leases shall terminate and Tenant shall attorn to the lessor under the Superior Lease which had terminated) its interest in the Land and/or Building, to recover any loss or damage resulting therefrom.

Section 30.03. All pronouns or any variation thereof shall be deemed to refer to masculine, feminine or neuter, singular or plural as the identity of the person or persons may require; and if Tenant shall consist of more than one (1) person, the obligations of such persons, as Tenant, under this Lease, shall be joint and several.

Section 30.04. The definitions contained in Schedule E annexed hereto are hereby made a part of this Lease.

ARTICLE 31

Notices

Any notice, statement, certificate, request, approval, consent or demand required or permitted to be given under this Lease shall be in writing sent by registered or certified mail (or reputable, commercial overnight courier service) return receipt requested, addressed, as the case may be, to Landlord, at 750 Lexington Avenue, New York, New York 10022, with a copy to Cohen Brothers Realty Corporation, 750 Lexington Avenue, 28th Floor, New York, NY 10022, Attention: General Counsel, and to Tenant prior to the Commencement Date at 650 Fifth Avenue, 3rd Floor, New York, New York 10019 with a copy to Ilan Lerman, Esq., Wolf Halderstein Adler Freeman & Herz LLP, 270 Madison Avenue, New York, New York 10016 and after the Commencement Date at the Demised Premises with a copy to Ilan Lerman, Esq., Wolf Halderstein Adler Freeman & Herz LLP, 270 Madison Avenue, New York, New York 10016, or to such other addresses as Landlord or Tenant respectively shall designate in the manner herein provided.  Such notice, statement, certificate, request, approval, consent or demand shall be deemed to have been given on the date when mailed, as aforesaid, or on the date of delivery by overnight courier.

ARTICLE 32

No Waiver; Entire Agreement

Section 32.01. The specific remedies to which Landlord may resort under the provisions of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may be lawfully entitled in case of any breach or threatened breach by Tenant of any of the terms, covenants and conditions of this Lease.  The failure of Landlord or Tenant, as the case may be, to insist upon the strict performance of any of the terms, covenants and conditions of this Lease, or to exercise any right or remedy herein contained, shall not be construed as a waiver or relinquishment for the future of such term, covenant, condition, right or remedy.  A receipt by Landlord, or payment by Tenant, of minimum rent or additional rent with knowledge of the breach of any term, covenant or condition of this Lease shall not be deemed a waiver of such breach.  This Lease may not be changed or terminated orally.  In addition to the other remedies in this Lease provided, Landlord shall be entitled to seek to restrain by injunction, the violation or attempted or threatened violation of any of the terms, covenants and conditions of this Lease or to a decree, any court having jurisdiction in the matter, compelling performance of any such terms, covenants and conditions.

Section 32.02. No receipt of monies by Landlord from Tenant, after any re-entry or after the cancellation or termination of this Lease in any lawful manner, shall reinstate the Lease; and after the service of notice to terminate this Lease, or other remedy, Landlord may demand, receive and collect any monies due, and apply them of account of Tenant's obligations under this Lease but without in any respect affecting such notice, action, proceeding or remedy, except that if a money judgment is being sought in any such action or proceeding, the amount of such judgment shall be reduced by such payment.

Section 32.03. If Tenant is in arrears in the payment of minimum rent or additional rent, Tenant waives its right, if any, to designate the items in arrears against which any payments made by Tenant are to be credited and Landlord may apply any of such payments to any such items in arrears as Landlord, in its sole discretion, shall determine, irrespective of any designation or request by Tenant as to the items against which any such payments shall be credited.

Section 32.04. No payment by Tenant nor receipt by Landlord of a lesser amount than may be required to be paid hereunder shall be deemed to be other than on account of any such payment, nor shall any endorsement or statement on any check or any letter accompanying any check tendered as payment be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such payment due or pursue any other remedy in this Lease provided.

Section 32.05. This Lease and the Schedules annexed hereto constitute the entire agreement between Landlord and Tenant referable to the Demised Premises, and all prior negotiations and agreements are merged herein.

Section 32.06. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

Section 32.07 Tenant acknowledges that Landlord will contract or has contracted with one or more providers of telecommunications services for the installation of cable, wire and related electrical, electronic or mechanical devices in the Building sufficient to provide telecommunications services to the Demised Premises, and Tenant agrees to engage such a provider, as designated by Landlord, to provide such services, unless another provider selected by Tenant and reasonably approved by Landlord agrees to provide such services to Tenant at a lower cost than the provider designated by Landlord.  In such event Landlord shall have the right to cause the service provider designated by Landlord to match the cost chargeable by the provider selected by Tenant, in which event Tenant agrees to engage the provider designated by Landlord.

Section 32.08 It is understood and agreed that this Lease is submitted to Tenant on the understanding that it shall not be considered an offer and shall not bind Landlord in any way whatsoever until (i) Tenant has duly executed and delivered duplicate originals to Landlord, and (ii) Landlord has executed and delivered one of said fully executed originals to Tenant.

Section 32.09. Tenant hereby grants to Landlord a lien and security interest on all fixtures now or hereafter placed in or upon the Demised Premises by Tenant, and all proceeds therefrom (collectively, “property”) and the fixtures shall be and remain subject to such lien and security interest of Landlord for payment of all rent, and to secure payment of any damage or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein.  The provisions of this section relating to said lien and security interest shall constitute a security agreement under the New York Uniform Commercial Code “the Code”) so that Landlord shall have and may enforce a security interest in the fixtures now or hereafter placed in or upon the Demised Premises by Tenant, and all proceeds therefrom, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rent then due to Landlord hereunder shall first have been paid and discharged and all the covenants, agreements and conditions hereof have been fully complied with and performed by Tenant.  Upon the occurrence of an event of default, Landlord may, in addition to any other remedies provided herein or under law, enter upon the Demised Premises and take possession of any fixtures of Tenant situated in the Demised Premises, without liability for trespass or conversion, and sell the same at public or private sale with or without having such property at the sale, after giving Tenant reasonable notice of the time of any public sale or of the time after which any private sale is to be made, at which sale Landlord or its assigns may purchase unless otherwise prohibited by law.  Unless otherwise provided by applicable law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in this Lease at least five (5) days before the time of sale.  The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorney’s fees and other expenses), shall be applied as a credit against the indebtedness secured by the security interest granted herein.  In the event the proceeds from any such disposition exceed the indebtedness secured by the security interest granted herein, then such surplus shall be paid as required by law.  Tenant agrees to execute as debtor such financing statement or statements as Landlord may now or hereafter reasonably request in order that such security interest or interests may be perfected pursuant to said Code.  Landlord, as secured party, shall be entitled to all of the rights and remedies afforded a secured party under said Code, in addition to and cumulative of the Landlord’s liens and rights provided by law or by the other terms and provisions of this Lease.

Section 32.10. If Tenant is a partnership that consists of two or more persons or entities, then each person or entity signing below as Tenant shall be jointly and severally liable for all of Tenant's obligations under this Lease.

ARTICLE 33

Captions

The captions of Articles in this Lease are inserted only as a matter of convenience and for reference and they in no way define, limit or describe the scope of this Lease or the intent of any provision thereof.

ARTICLE 34

Inability to Perform

Tenant's obligation to pay minimum rent and additional rent and to perform all of the other terms, covenants and conditions of this Lease shall not be affected, diminished, or excused if by reason of unavoidable delays (as hereinafter defined) Landlord fails or is unable to supply any services or make any repairs or perform any work which under this Lease Landlord has expressly agreed to supply, make or perform, and the time for the performance or observance thereof shall be extended for the period of time as Landlord shall have been so delayed.

Tenant's obligation to make any repairs required pursuant to Section 6.01 shall be subject to any unavoidable delays (as hereinafter defined) and the time for the performance by Tenant shall be extended for the period of time as Tenant shall have been so delayed.

The words "unavoidable delays", as used in this Lease shall mean (a) the enactment of any law or issuance of any governmental order, rule or regulation (i) prohibiting or restricting performance of work of the character required to be performed under this Lease, or (ii) establishing rationing or priorities in the use of materials, or (iii) restricting the use of labor, and (b) strikes, lockouts, acts of God, inability to obtain labor or materials, enemy action, civil commotion, fire, unavoidable casualty or other similar types of causes beyond reasonable control, other than financial inability.

ARTICLE 35

No Representations by Landlord

Neither Landlord nor any agent or employee of Landlord has made any representation whatsoever with respect to the Demised Premises except as expressly set forth in this Lease.

ARTICLE 36

Security Deposit

Section 36.01. Concurrently with the execution of this Lease, Tenant shall deliver to Landlord the amount of $313,863.32, as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. On or before March 1, 2011, the security deposit shall be increased by $78,465.83 to $392,239.15 and Tenant shall deliver to Landlord a check in the amount of $78,465.83 by said date. Tenant agrees that, in the event that Tenant defaults in respect of any of the terms, provisions and conditions of this Lease (including the payment of minimum rent and additional rent), after any applicable notice and expiration of any applicable cure period, Landlord may use, apply, or retain the whole or any part of the security deposit, to the extent required for the payment of any rent, additional rent, or any other sum as to which Tenant is in default, or for any sum that Landlord may expend or may be required to expend by reason of Tenant's default, in respect of any of the terms, covenants and conditions of this Lease (including any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord).  In the event that Landlord applies or retains any portion or all of the security deposit, Tenant shall, within five (5) days after demand by Landlord, restore the amount so applied or retained.  If Tenant shall fail or refuse to make such additional deposit, Landlord shall have the same rights in law and in equity and under this Lease as it has with respect to a default by Tenant in the payment of minimum rent.  In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security shall be returned to Tenant within twenty (20) days after the expiration date and after delivery of possession of the entire Demised Premises to Landlord in the condition provided in this Lease for such delivery of possession.

Section 36.02. In the event Landlord's estate as tenant under any Superior Lease is sold or assigned, or (if the Superior Lease shall terminate and Tenant shall attorn to the lessor under the Superior Lease which had terminated) the fee title of Landlord covering the Land and/or Building is transferable or conveyed, Landlord shall have the right to transfer the security deposit then held by Landlord to the vendee, transferee or assignee, and Landlord shall thereupon be released by Tenant from all liability for the return of the security deposit.  In such event, Tenant agrees to look solely to the new Landlord for the return of the security deposit.  It is agreed that the provisions hereof shall apply to every transfer or assignment made of the security deposit to a new Landlord.

Section 36.03. Tenant covenants that it will not assign or encumber, or attempt to assign or encumber, the security deposit, and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance.

Section 36.04. The use of the security, as provided in this Article, shall not be deemed or construed as a waiver of Tenant's default or as a waiver of any other rights and remedies to which Landlord may be entitled under the provisions of this Lease by reason of such default, it being intended that Landlord's rights to use the whole or any part of the security shall be in addition to but not in limitation of any such other rights and remedies; and Landlord may exercise any of such other rights and remedies independent of or in conjunction with its rights under this Article.

Section 36.07. Provided that Tenant is not then in default under any of the terms, covenants and conditions of this Lease, provided further that the named Tenant is in occupancy of the entire Demised Premises, after the actual payment by Tenant of thirty six (36) months of minimum rent, the amount of the security deposit hereunder shall be reduced by $78,465.83 to $313,863.32.

ARTICLE 37

Late Payment Charges

If Tenant shall fail to pay any minimum rent or additional rent within ten (10) days after its due date, Tenant shall pay a late charge of $.05 for each $1.00 which remains unpaid after such period to compensate Landlord for additional expense in processing such late payment.  In addition, if Tenant fails to pay any minimum rent or additional rent within ten (10) days after its due date, Tenant shall pay interest thereon from the date due until the date paid at the rate of one-half (1/2%) percent per month.  If any check of Tenant in payment of any sum due under this lease, including but not limited to minimum rent and additional rent, fails to clear the bank, Tenant shall pay a charge of $300.

ARTICLE 38

Rent Control

In the event the minimum rent and/or additional rent or any part thereof provided to be paid by Tenant under the provisions of this Lease during the demised term shall become uncollectible or shall be reduced or required to be reduced or refunded by virtue of any federal, state, county or city law, order or regulation, or by any direction of a public officer or body pursuant to law, or the orders, rules, code or regulations of any organization or entity formed pursuant to law, Tenant shall enter into such agreement(s) and take such other steps (without additional expense or liability to Tenant) as Landlord may reasonably request and as may be legally permissible to permit Landlord to collect the maximum rents which from time to time during the continuance of such legal rent restriction may be legally permissible (and not in excess of the amounts reserved therefor under this Lease).  Upon the termination of such legal rent restriction, (a) the minimum rent and/or additional rent shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination, and (b) Tenant shall pay to Landlord promptly upon being billed, to the maximum extent legally permissible, an amount equal to (i) minimum rent and/or additional rent which would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the rents paid by Tenant during the period such legal rent restriction was in effect.

ARTICLE 39

Confidentiality

Section 39.01. Tenant acknowledges that Tenant will have access to certain confidential information. Tenant will not disclose the confidential information to anyone other than its attorneys or accountants during the Term of this Lease. The term “confidential information” shall mean the terms, covenants, conditions and provisions of this Lease, including the amount of the minimum rent and the additional rent, and the plans, designs, and other documentation, used in connection with this Lease, the Demised Premises and the Building. Tenant (including any guarantor of this Lease and Tenant’s affiliates) shall not use the confidential information for any purpose other than the use of the Demised Premises by Tenant in accordance with the terms of this Lease and shall not disclose any confidential information without the prior written approval of Landlord.

Section 39.02. Tenant acknowledges that any use or disclosure of the confidential information will cause irreparable harm to Landlord.  As a consequence, Tenant agrees that if Tenant fails to abide by the terms of this Article, Landlord shall be entitled to specific performance, including the immediate issuance of a temporary restraining order or preliminary injunction enforcing the terms of this Article, and to a judgment for any damages resulting from such breach, and to any other remedies available under applicable law.

Section 39.03. Tenant shall indemnify and hold Landlord harmless from and against any costs, expenses, claims and liabilities (including attorneys fees) relating to any and all matters concerning the use or disclosure of the confidential information by Tenant or any breach of the terms of this Article.

Section 39.04. The terms of this Article shall continue during the Term and shall survive for a period of five (5) years after the expiration or termination of this Lease. The expiration or termination of this Lease shall not release Tenant from Tenant’s obligations under this Article. Upon the expiration or termination of this Lease, Tenant shall surrender and return to Landlord all confidential information.  No confidential information shall be retained by Tenant after the expiration or termination of this Lease without Landlord’s prior written approval.

ARTICLE 40

Landlord's Contribution

Section 40.01. Subject to the provisions of Article 5 of this Lease, Tenant agrees to perform the initial work and installations required to make the Demised Premises suitable for the conduct of Tenant's business (“Tenant’s Work”).  Tenant, within thirty (30) days following its execution of this Lease, agrees to deliver to Landlord, for Landlord's approval, the plans and specifications for Tenant's Work.  Tenant agrees to commence Tenant’s Work promptly after Landlord’s delivery of vacant possession of the Demised Premises and thereafter shall employ commercially reasonable efforts (provided that Tenant shall not be required to incur any additional expense or use overtime labor in employing such efforts) to complete Tenant’s Work and commence business in the Premises within one hundred eighty (180) days following Landlord’s approval of Tenant’s plans.  Provided that Tenant is not in default under this Lease beyond the expiration of any applicable notice and cure period, Landlord agrees to reimburse Tenant up to the sum of Two Hundred Eighty-Nine Thousand Seven Hundred Twenty Dollars ($289,720.00) ("Landlord's Reimbursement Contribution") towards the cost of Tenant’s Work, which shall include the hard costs of construction and soft costs for architectural and engineering services.  Landlord shall pay to Tenant, on a monthly basis, but not more than once a month, ninety (90%) percent of the cost of the materials and labor used for Tenant’s Work requested by Tenant theretofore performed by the contractor, which shall include any general contractor and all subcontractors hired by the general contractor, provided Tenant delivers to Landlord concurrently with its request, receipted paid bills of the contractor, including any general contractor and subcontractor, involved and approved by Tenant, and a waiver of mechanic's lien signed by the contractors, including the general contractor and subcontractors, with respect to the amount paid as evidenced by the receipted paid bill, such payment to be made to Tenant within thirty (30) days after receipt of Tenant's request together with the aforesaid documentation.  Within forty-five (45) days after Landlord receives a certificate from Tenant's architect stating that all of Tenant's Work performed by the general contractor and subcontractors, has been completed, that the same has been performed in compliance with all applicable Governmental Requirements and the approved plans and specifications and delivery to Landlord of the any required final "sign-off" letters, including, without limitation, the Department of Buildings of the City of New York Letter of Completion Sign-off, and equipment use permits (as necessary) for all work performed from the applicable municipal authorities, Landlord shall pay to Tenant the aggregate of the ten (10%) percent sums retained by Landlord.  Landlord shall have no obligation or responsibility to pay any cost exceeding the amount of Landlord’s Reimbursement Contribution.  If the amount Tenant expends for the cost of the Tenant’s Work exceeds the amount of Landlord’s Reimbursement Contribution, Tenant shall be responsible for the payment to the contractors of the excess.  If said amount is less than the amount of Landlord’s Reimbursement Contribution, Landlord shall not be obligated to pay such difference to Tenant.  Tenant shall indemnify and hold Landlord harmless from and against any and all claims, costs and expenses, including but not limited to attorneys’ fees, in connection with or relating to the Tenant’s Work performed pursuant to this Article.

ARTICLE 41

Supplemental Air Conditioning

Section 41.01. Tenant, at Tenant’s cost and expense, shall have the right to use the existing five (5) ton and the existing three (3) ton (totaling eight (8) tons) water cooled supplemental air conditioning systems (the "Supplemental System”) currently located in the Demised Premises.  Landlord does not warrant the condition of the Supplemental System and shall not be responsible for any problems that may occur due to any mechanical or other failure of the Supplemental System.

Section 41.02. Tenant, at Tenant’s cost and expense, (i) may tap into the existing Building condenser water riser and use up to eight (8) tons of condenser water, (ii) shall maintain the Supplemental System in good condition and repair and shall make any replacements thereof as may be required, and (iii) shall obtain in Tenant’s own name the use permits for the Supplemental System and provide Landlord with copies of same.  Tenant shall also obtain and pay for annual renewal fees in connection therewith, and provide Landlord with a copy of such annual renewals.  The Supplemental System may be operated by Tenant only during non-business hours.  Landlord, at Tenant's cost, shall have the right to install a device to measure the hours of operation of the Supplemental System, which device is capable of providing a printout verifying the date and time of usage and shall be read by Landlord.  Tenant shall pay to Landlord, as additional rent, the cost of the electricity consumed by the Supplemental System, as determined by Landlord, within ten (10) days following Landlord's billing thereof. Tenant shall indemnify and hold Landlord harmless from and against any loss, claims, costs, expenses and fees (including attorneys’ fees and disbursements) in connection with the repair, maintenance and replacement of the Supplemental System.

Section 41.03. With respect to Tenant’s use of condenser water, Tenant shall pay to Landlord (i) the sum of $2,000.00 as a “tap-in” fee, to be paid upon the execution of this Lease, and (ii) during each month of the term of this Lease, an amount (the "Monthly Condenser Water Amount”) equal to the product obtained by multiplying (x) the number of tons of condenser water connected to the condenser water riser, to wit, eight (8) times (which may be increased up to 12 tons upon written request by Tenant (y) 1/12th of the Condenser Water Charge (as hereinafter defined) in effect for the calendar year in which such month occurs.  Landlord shall furnish bills to Tenant, from time to time, for the Monthly Condenser Water Amount and Tenant shall pay each such bill within ten (10) days after its receipt thereof.  As of the date hereof, the "Condenser Water Charge” is Seven Hundred Fifty Dollars ($750.00) per ton of cooling capacity, per annum.  From and after the fifth anniversary of the Commencement Date, Landlord shall have the right to increase the Condenser Water Charge, from time to time, based on Landlord’s increased costs and expenses with respect to supplying condenser water to the Supplemental System.  Upon Tenant’s written request, Landlord shall furnish to Tenant reasonable evidence of such increased condenser water charges.

Section 41.04. Landlord, upon notice to Tenant (except in the case of an emergency) reserves the right to shut down the condenser water for such period as Landlord reasonably determines is required for necessary repairs or service to the base Building condenser water system or as otherwise necessary in connection with the repair or installation of other tenants’ supplemental air conditioning systems, provided that Landlord shall employ commercially reasonable efforts to resume the provision of condenser water.

ARTICLE 42

Renewal Option

Section 42.01. Provided that Tenant is not then in default beyond the expiration of any applicable notice and cure periods (and the named Tenant is in occupancy of the entire Demised Premises), both at the time that the Tenant exercises the Renewal Option (as hereinafter defined) and at the commencement of the Renewal Term (as hereinafter defined) under any of the terms, covenants and conditions hereunder on the part of Tenant to be performed, Tenant shall have the option (the “Renewal Option”)  to extend the term of this Lease for one (1) additional period of five (5) years (the "Renewal Term"), provided that the Tenant gives Landlord notice of its exercise of the exercise of the Renewal Option at least twelve (12) months but not more than eighteen (18) months prior to the expiration of the initial term hereof.

Section 42.02. The Renewal Term shall be upon all of the same terms, covenants and conditions as are contained in this Lease, except as follows:

(a)           Tenant shall have no further right to extend the term of this Lease.

(b)           Landlord shall not be required to do any work in the Demised Premises or obligated to pay any commission and there shall be no rent abatement.

(c)           (i)            The minimum rent for the Renewal Term shall be an amount equal to the fair market annual rental value of the Demised Premises as of the commencement of the Renewal Term (inclusive of the additional rent under Article 22 which shall continue to be payable as provided in said Article), but in no event less than the amount of the minimum rent and additional rent then payable during the last year of the initial term of this Lease ("Renewal Rental Value").  In the event that the parties fail to agree on the Renewal Rental Value within three (3) months prior to the Expiration Date of the initial term hereof, then the Renewal Rental Value shall be determined by arbitration in the manner as provided in Article 43, and the results of such arbitration shall be conclusive and binding on the parties.

(ii)          If for any reason the Renewal Rental Value for the Renewal Term shall not be determined prior to the commencement of the Renewal Term, Tenant, in the meantime, shall pay the monthly installments of minimum rent at an amount equal to one hundred ten percent (110%) of the then rate as provided in this Lease, including the additional rent then payable under Article 22.  If the Renewal Rental Value as determined by arbitration shall be greater than the amount of the annual minimum rent(inclusive of additional rent under Article 22) then being payable, then within twenty (20) days after the arbitrators decision, the difference between the monthly installments for minimum rent and additional rent actually paid and the monthly installments for minimum rent and additional rent which should have been paid from the commencement of the Renewal Term shall be determined and paid by Tenant to Landlord and thereafter Tenant shall pay the monthly installments of minimum rent at the new rate.

Section 42.03. Following the determination of the minimum rent, Landlord and Tenant shall execute an agreement amending this Lease to reflect the foregoing, but the provisions of this Article shall be effective with respect to the Renewal Term from the commencement of the Renewal Term whether or not such an amendment is executed.

ARTICLE 43

Renewal Option Arbitration

Section 43.01. Either party may request arbitration with respect to the Renewal Rental Value pursuant to Article 42. The arbitration shall be held in the Borough of Manhattan, City, County and State of New York, conducted to the extent consistent with this Article in accordance with the rules then obtaining of the American Arbitration Association, or any successor body of similar function, governing commercial arbitration, except that the foregoing shall not be deemed or construed to require that such arbitration actually be conducted by or before the American Arbitration Association or any successor body of similar function.  The arbitration shall be conducted before arbitrators selected as follows:  The party desiring arbitration shall appoint a disinterested person (i.e. – a person that has not been employed by Landlord or Tenant, respectively, during the prior ten (10) years) as arbitrator on its behalf and give notice thereof to the other party who shall, within twenty (20) days thereafter, appoint a second disinterested person as arbitrator on its behalf and give written notice thereof to the first party.  The arbitrators thus appointed shall, within twenty (20) days after the date of the appointment of the second arbitrator, appoint a third disinterested person, who shall be a person licensed by the State of New York (if such license is required by law) or otherwise qualified and having the necessary expertise, including at least ten (10) year's experience, in the matter or discipline which is the primary subject or is primarily involved in such arbitration.  If the arbitrators thus appointed shall fail to appoint such third disinterested person within said twenty (20) day period, then either party may, by application to the presiding Justice of Appellate Division of the Supreme Court of the State of New York for the First Judicial Department, which application shall be made within fifteen (15) days after the end of said twenty (20) day period, seek to appoint such third disinterested person, such appointment being made not later than thirty (30) days after the date of said application.  Upon such appointment, such person shall be the third arbitrator as if appointed by the original two arbitrators.  The decision of the majority of the arbitrators shall be final, non-appealable, conclusive and binding on all parties and judgment upon the award may be entered in any court having jurisdiction.  If a party who shall have the right pursuant to the foregoing, to appoint an arbitrator, fails or neglects to do so, then and in such event the other party shall select the arbitrator not so selected by the first party, and upon such selection, such arbitrator shall be deemed to have been selected by the first party.  The expenses of arbitration shall be shared equally by Landlord and Tenant, unless this Lease expressly provides otherwise, but each party shall pay and be separately responsible for its own counsel and witness fees and disbursements, unless this Lease expressly provides otherwise.  Landlord and Tenant agree to sign all documents and to do all other things reasonably necessary to submit any such matter to arbitration and further agree to, and hereby do, waive any and all rights they or either of them may at any time have to revoke their agreement hereunder to submit to arbitration and to abide by the decision rendered thereunder and agree that a judgment or order may be entered in any court of competent jurisdiction based on an arbitration award (including the granting of injunctive relief).

Section 43.02. The arbitrators shall be disinterested persons having at least ten (10) years experience in the County of New York in a calling connected with the dispute, and shall have the right to retain and consult experts and competent authorities skilled in the matters under arbitration, but any such consultation shall be made in the presence of both parties, with full right on their part to cross-examine such experts and authorities.  The arbitrators shall render their decision and award upon the concurrence of at least two (2) of their number, not later than sixty (60) days after appointment of the third arbitrator.  Their decision and award shall be in writing and counterpart copies thereof shall be delivered to each of the parties.  In rendering their decision and award, the arbitrators shall have no power to modify or in any manner alter or reform any of the provisions of this Lease, and the jurisdiction of the arbitrators is limited accordingly.

ARTICLE 44

15th Floor Additional Space

Section 44.01.   Provided that Tenant is not then in default (and the named Tenant is in physical occupancy of the entire Demised Premises), both at the time of Landlord's Availability Notice (as hereinafter defined) and on the Effective Date (as hereinafter defined), at the time during the term of this Lease that the portion of the fifteenth (15th) floor leased to MTS Health Partners, L.P. pursuant to a certain lease dated December 17, 2003 (the "15th Floor Additional Space") will become available for lease and future occupancy by Tenant, Landlord shall give the named Tenant notice thereof on or about June 1, 2010 (the "Availability Notice").  Such notice shall state Landlord's reasonable estimation of the date when the 15th Floor Additional Space will be available for Tenant’s occupancy which is anticipated to be on or about July 1, 2010. Tenant shall have the one time right to exercise its option to lease the 15th Floor Additional Space by giving Landlord notice of its election to do so (the "Exercise Notice"), within twenty (20) days from the date of the Availability Notice, with TIME OF THE ESSENCE. If Landlord does not receive the Exercise Notice within said twenty (20) day period, then Tenant shall have no further rights with respect to the 15th Floor Additional Space under this Article, and Landlord may lease the 15th Floor Additional Space to any other party upon such terms and conditions as Landlord may deem desirable. Tenant acknowledges that the remainder of the fifteenth (15th) floor is leased to another tenant.  In the event that the Effective Date has not occurred by December 31, 2010 (subject to unavoidable delays not to exceed ninety (90) days, including any matter beyond Landlord’s reasonable control)  through no fault of Tenant, Tenant shall have the right to terminate the Exercise Notice and not lease the 15th Floor Additional Space upon ten (10) business days written notice to Landlord, as Tenant’s sole and exclusive remedy, unless Landlord delivers possession of the 15th Floor Additional Space to Tenant within said period of ten (10) business days.

Section 44.02. Tenant shall take possession of the 15th Floor Additional Space and Landlord shall deliver possession thereof to Tenant on the date on which Landlord shall have delivered the 15th Floor Additional Space to Tenant vacant (the "Effective Date"), and from and after the Effective Date, the 15th Floor Additional Space shall be deemed to be added to and made part of the Demised Premises upon the terms, covenants and conditions contained in this Lease (except those which by their terms are no longer applicable), except as follows:

(a)           Tenant agrees to accept possession of the 15th Floor Additional Space in its then "As Is" condition and Landlord shall not be required to do any work therein to prepare the same for Tenant’s occupancy. The electrical, plumbing, HVAC, sprinkler, mechanical, and life safety systems serving the 15th Floor Additional Space shall be in working order as of the date that Tenant shall take possession of the 15th Floor Additional Space.

(b)           The amount of the minimum rent as provided in Section 3.01 (a) shall be increased by Six Hundred Fifty Six Thousand Five Hundred Dollars ($656,500), payable $54,708.34 per month, from the Commencement Date to August 31, 2013 and shall be increased by Six Hundred Ninety Six Thousand Nine Hundred Dollars ($696,900), payable $58,075 per month, from September 1, 2013 for the remainder of the term, plus the additional rent payable under Article 22 of this Lease immediately prior to the Effective Date.

(c)           Provided that Tenant is not then in default under any of the provisions of this Lease on its part to be performed, Tenant shall be entitled to an abatement of part of the minimum rent only (excluding the electricity rent inclusion factor determined by Landlord) with respect to the 15th Floor Additional Space for the 1st, 2nd, 3rd, 16th, 17th and 18th months succeeding the Effective Date (totaling six (6) months), provided further that any additional rent for each such month shall be paid by Tenant.

(d           Pursuant to Article 40, provided that Tenant is not in default under this Lease beyond the expiration of any applicable notice and cure period, Landlord agrees to reimburse Tenant up to the sum of Two Hundred Two Thousand Dollars ($202,000.00) towards the cost of Tenant’s work to prepare the 15th Floor Additional Space for Tenant’s occupancy, which shall be for the hard costs of construction and the soft costs for architectural and engineering services.

(e)           In Section 22.01(a), with respect to the 15th Floor Additional Space only, in subdivision (i) the "Tax Base Factor" shall mean the Real Estate Taxes for the Building Project for the period from July 1, 2010 to June 30, 2011, as finally determined, the term "Comparative Tax Year" shall mean the New York City real estate tax year commencing on July 1, 2011 and each subsequent New York City real estate tax year, and the term the “Percentage” for the 15th Floor Additional Space shall be 3.4%.

(f)           In Section 22.02(a), with respect to the 15th Floor Additional Space only, in subdivision (ii), the "Base Wage Rate" shall mean the Wage Rate in effect for the calendar year in which the Effective Date occurs; and in subdivision (v) the "Multiplication Factor" for the 15th Floor Additional Space shall be 10,100.

Section 44.05. The right granted to the named Tenant under this Article is personal to the named Tenant and may only be exercised by the named Tenant, excluding any assignee.

Section 44.05. Except as specifically amended in this Article, all of the terms, covenants and conditions of this Lease shall continue in full force and effect and unchanged.

ARTICLE 45

Additional Option Space

Section 45.01. Provided that the named Tenant has exercised the option for the 15th Floor Additional Space pursuant to Article 44 and the 15th Floor Additional Space is part of the Demised Premises under this Lease, provided further that Tenant is not then in default (and the named Tenant is in physical occupancy of the entire Demised Premises), both at the time of Landlord's Availability Notice (as hereinafter defined) and on the Effective Date (as hereinafter defined), at the time during the term of this Lease that the remainder of the fifteenth (15th) floor, which Landlord anticipates will become available for lease and future occupancy by Tenant during the term of this Lease, and at the time during the term of this Lease that the entire sixteenth (16th) floor, which Landlord anticipates will become available for lease and future occupancy by Tenant during the term of this Lease (collectively, the "Additional Option Space"), Landlord shall then give the named Tenant notice thereof (the "Availability Notice").

Tenant acknowledges that as of the Effective Date, the remainder of the fifteenth (15th) floor and the sixteenth (16th) floor comprising the Additional Option Space are leased to other tenants. Tenant further acknowledges that the anticipated delivery dates of the portions of the Additional Option Space (subject to the holdover by the respective tenants of any portion of the Additional Option Space), is as follows:

Portion of the 15th Floor currently leased to Pegasus Blue Star Fund, LLC (the “Pegasus Space”) - Anticipated on or about November 30, 2013.

Portion of the 16th Floor currently leased to Doral Financial Corporation (the “Doral Space”) - Anticipated on or about January 31, 2018.

Portion of the 16th Floor currently leased to Atalaya Capital Management, LP (the “Atalaya Space”) - Anticipated on or about April 30, 2013.

Portion of the 16th Floor currently leased to Ellis Lake Capital, LLC (the “Ellis Space”) - Anticipated on or about October 31, 2015.

Such notice shall state the rentable square feet of the Additional Option Space and Landlord's reasonable estimation of the date when the Additional Option Space will be available for Tenant’s occupancy (the "Occupancy Date").    Tenant shall have the one time right to exercise its option to lease such Additional Option Space by giving Landlord notice of its election to do so (the "Exercise Notice"), within twenty (20) days from the date of the Availability Notice, with TIME OF THE ESSENCE. If Landlord does not receive the Exercise Notice within the applicable twenty (20) day period, then Tenant shall have no further rights with respect to any Additional Option Space under this Article, and Landlord may lease all or part of the Additional Option Space to any other party or parties upon such terms and conditions as Landlord may deem desirable.  In the event that the Effective Date has not occurred by the date that is six (6) months after the Occupancy Date (subject to unavoidable delays not to exceed ninety (90) days, including any matter beyond Landlord’s reasonable control)  through no fault of Tenant, Tenant shall have the right to terminate the Exercise Notice and not lease the Additional Option Space upon ten (10) business days written notice to Landlord, as Tenant’s sole and exclusive remedy, unless Landlord delivers possession of the Additional Option Space to Tenant within said period of ten (10) business days.

Section 45.02. Tenant shall take possession of the Additional Option Space and Landlord shall deliver possession thereof to Tenant on the later of the Occupancy Date and the actual date on which Landlord shall have delivered such Additional Option Space to Tenant vacant (the "Effective Date"), and from and after the Effective Date such Additional Space shall automatically be deemed added to and made part of the Demised Premises upon all of the terms, covenants and conditions as are contained in this Lease (except those which by their terms are no longer applicable), except as follows:

(a)           Tenant agrees to accept possession of the Additional Option Space in its then "As Is" condition and Landlord shall not be required to do any work therein to prepare the same for Tenant’s occupancy. The electrical, plumbing, HVAC, sprinkler, mechanical, and life safety systems serving the Additional Option Space shall be in working order as of the date that Tenant shall take possession of the Additional Option Space.

(b)           The amount of the minimum rent provided in Section 3.01 (a) shall be increased by the amount equal to the fair market annual rental value ("Rental Value") of the Additional Space as of the date that is six (6) months prior to the Effective Date, as determined by Landlord, but not less than at the aggregate rate per square foot payable for minimum rent and additional rent payable under Article 22 of this Lease immediately prior to the Effective Date.  In the event the parties fail to agree on such Rental Value within ninety (90) days prior to the Effective Date, such Rental Value shall be determined by arbitration in the manner as hereinafter provided; and the determination of such arbitration shall be conclusive and binding on the parties.  If for any reason such Rental Value shall not be determined prior to the commencement of the Effective Date, Tenant, in the meantime, shall pay the monthly installments of minimum rent at an amount equal to 100% of the rate per square foot payable for minimum rent and said additional rent immediately prior to the Effective Date.  If the Rental Value shall be greater than the amount paid by Tenant for the Additional Option Space following the Effective Date, Tenant forthwith after the arbitrators’ decision, shall pay to Landlord the difference between the monthly installments actually paid and the monthly installments which should have been paid from the commencement of the Effective Date, and thereafter Tenant shall pay the monthly installments of the new minimum rent.

(c)           In Section 22.01(a), with respect to the Additional Option Space only, in subdivision (i) the "Tax Base Factor" shall mean the July 1 - June 30 fiscal year in which the Effective Date occurs; in subdivision (iii) the "Comparative Tax Year" shall mean the July 1 - June 30 fiscal year immediately following the Tax Base Factor; and in subdivision (v) the "Percentage" shall be as follows:

Portion of the 15th Floor - the Pegasus Space - 1.1%.

Portion of the 16th Floor - the “Doral Space -  1.5%.

Portion of the 16th Floor - the Atalaya Space -  1.2%.

Portion of the 16th Floor - the Ellis Space – 1.6%.

(d)           In Section 22.02(a), with respect to the Additional Option Space only, in subdivision (ii), the "Base Wage Rate" shall mean the Wage Rate in effect for the calendar year in which the Effective Date occurs; and in subdivision (v) the "Multiplication Factor" shall be as follows:

Portion of the 15th Floor - the Pegasus Space – 3,745.

Portion of the 16th Floor - the “Doral Space -  4,975.

Portion of the 16th Floor - the Atalaya Space -  4,175.

Portion of the 16ht Floor - the Ellis Space – 5,375

Section 45.03. Following the determination of the Effective Date, the minimum rent and the additional rent of the Additional Space, Landlord and Tenant shall execute an agreement amending this Lease to reflect the foregoing, but the provisions of this Article shall be effective with respect to the Additional Space effective from and after the Effective Date whether or not such an amendment is executed.

Section 45.04. The right granted to the named Tenant under this Article is personal to the named Tenant and may only be exercised by the named Tenant, excluding any assignee.

Section 45.05. Except as specifically amended in this Article, all of the terms, covenants and conditions of this Lease shall continue in full force and effect and unchanged.

ARTICLE 46

Additional Option Space Arbitration

Section 46.01. Either party may request arbitration with respect to the Rental Value pursuant to Article 45. The arbitration shall be held in the Borough of Manhattan, City, County and State of New York, conducted to the extent consistent with this Article in accordance with the rules then obtaining of the American Arbitration Association, or any successor body of similar function, governing commercial arbitration, except that the foregoing shall not be deemed or construed to require that such arbitration actually be conducted by or before the American Arbitration Association or any successor body of similar function.  The arbitration shall be conducted before arbitrators selected as follows:  The party desiring arbitration shall appoint a disinterested person (i.e. – a person that has not been employed by Landlord or Tenant, respectively, during the prior ten (10) years) as arbitrator on its behalf and give notice thereof to the other party who shall, within twenty (20) days thereafter, appoint a second disinterested person as arbitrator on its behalf and give written notice thereof to the first party.  The arbitrators thus appointed shall, within twenty (20) days after the date of the appointment of the second arbitrator, appoint a third disinterested person, who shall be a person licensed by the State of New York (if such license is required by law) or otherwise qualified and having the necessary expertise, including at least ten (10) year's experience, in the matter or discipline which is the primary subject or is primarily involved in such arbitration.  If the arbitrators thus appointed shall fail to appoint such third disinterested person within said twenty (20) day period, then either party may, by application to the presiding Justice of Appellate Division of the Supreme Court of the State of New York for the First Judicial Department, which application shall be made within fifteen (15) days after the end of said twenty (20) day period, seek to appoint such third disinterested person, such appointment being made not later than thirty (30) days after the date of said application.  Upon such appointment, such person shall be the third arbitrator as if appointed by the original two arbitrators.  The decision of the majority of the arbitrators shall be final, non-appealable, conclusive and binding on all parties and judgment upon the award may be entered in any court having jurisdiction.  If a party who shall have the right pursuant to the foregoing, to appoint an arbitrator, fails or neglects to do so, then and in such event the other party shall select the arbitrator not so selected by the first party, and upon such selection, such arbitrator shall be deemed to have been selected by the first party.  The expenses of arbitration shall be shared equally by Landlord and Tenant, unless this Lease expressly provides otherwise, but each party shall pay and be separately responsible for its own counsel and witness fees and disbursements, unless this Lease expressly provides otherwise.  Landlord and Tenant agree to sign all documents and to do all other things reasonably necessary to submit any such matter to arbitration and further agree to, and hereby do, waive any and all rights they or either of them may at any time have to revoke their agreement hereunder to submit to arbitration and to abide by the decision rendered thereunder and agree that a judgment or order may be entered in any court of competent jurisdiction based on an arbitration award (including the granting of injunctive relief).

Section 46.02. The arbitrators shall be disinterested persons having at least ten (10) years experience in the County of New York in a calling connected with the dispute, and shall have the right to retain and consult experts and competent authorities skilled in the matters under arbitration, but any such consultation shall be made in the presence of both parties, with full right on their part to cross-examine such experts and authorities.  The arbitrators shall render their decision and award upon the concurrence of at least two (2) of their number, not later than sixty (60) days after appointment of the third arbitrator.  Their decision and award shall be in writing and counterpart copies thereof shall be delivered to each of the parties.  In rendering their decision and award, the arbitrators shall have no power to modify or in any manner alter or reform any of the provisions of this Lease, and the jurisdiction of the arbitrators is limited accordingly.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

FIFTH AVENUE BUILDING COMPANY LLC

By:	Fifth Avenue Tower Corp.
its managing member

By:
Charles Steven Cohen, President

JESUP & LAMONT, INC.

By:
Name:
Title:

CERTIFICATE OF ACKNOWLEDGMENT

STATE OF NEW YORK	)
	:	ss.:
COUNTY OF NEW YORK	)

On the     day of                     in the year 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared Charles Steven Cohen, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

STATE OF NEW YORK	)
	:	ss.:
COUNTY OF NEW YORK	)

On the     day of                     in the year 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared ______________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

SCHEDULE A

Floor Plan

SCHEDULE B

Description of Land

That certain plot, piece or parcel or land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at a point on the southerly side of East 50th Street distant 208 feet easterly from the corner formed by the southerly side of East 50th Street and the easterly side of Fifth Avenue;

RUNNING THENCE easterly along the southerly side of East 50th Street 85 feet 10 inches to a point distant 126 feet 2 inches westerly, as measured along the southerly side of East 50th Street from the corner formed by the southerly side of East 50th Street and the westerly side of Madison Avenue;

RUNNING THENCE southerly at right angles to the last mentioned course 100 feet 5 inches to the center line of the block;

THENCE easterly along the center line of the block 6 feet 2 inches to a point;

THENCE southerly, at right angles to the last mentioned course 100 feet 5 inches to the northerly side of East 49th Street;

THENCE westerly along the northerly side of East 49th street 100 feet to a point;

THENCE northerly, at right angles to the last mentioned course, 60 feet 5 inches to a point;

THENCE easterly at right angles to the last mentioned course, 60 feet 5 inches to a point;

THENCE northerly, at right angles to the last mentioned course 77 feet 5 inches to a point;

THENCE westerly, at right angles to the last mentioned course 20 feet 5 inches to a point;

THENCE northerly, at right angles to the last mentioned course 63 feet 0 inches to the southerly side of 50th Street, the point or place of BEGINNING.

SCHEDULE C

Rules and Regulations

1.           The rights of tenants in the entrances, corridors, elevators and escalators of the Building are limited to ingress to and egress from the tenants' premises for the tenants and their employees, licensees, guests, customers and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, escalators or elevators for any other purpose.  No tenant shall invite to the tenant's premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, escalators, elevators and other facilities of the Building by other tenants.  Fire exits and stairways are for emergency use only, and they shall not be used for any other purposes by the tenants, their employees, licensees or invitees.  No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, plazas, entrances, corridors, escalators, elevators, fire exits or stairways of the Building.  The Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities, furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.  Landlord further reserves the right, at any time, to install a message/package center in an area in the Building designated by Landlord and reasonably accessible to and for the common use of tenant's, and the tenants shall comply with the procedures for the same set forth by the Landlord.

2.           The reasonable cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by a tenant or the employees, licensees or invitees of the tenant, shall be paid by such tenant.

3.           The Landlord may refuse admission to the Building at any time to any person not having a pass issued by the Landlord, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register.  Tenant's employees, agents and visitors shall be permitted to enter and leave the building during and after ordinary business hours, subject to the reasonable requirements of Landlord, including but not limited to reasonable non-discriminatory use by Landlord of reasonable security scanners and reasonable security detection equipment.  Each tenant shall be responsible for all persons for whom he requests such permission and shall be liable to the Landlord for all acts of such persons.  Tenant shall obtain identification cards to be issued by Landlord for each employee and shall pay the Landlord’s Building standard charge therefor.  Any person whose presence in the Building at any time shall, in the judgment of the Landlord, be prejudicial to the safety, character, reputation and interests of the Building or its tenants may be denied access to the Building or may be rejected therefrom.  In case of invasion, riot, public excitement or other commotion the Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building.  The Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on the Landlord for the protection of any tenant against the removal of property from the premises of the tenant.  The Landlord shall, in no way, be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the tenant's premises or the Building under the provisions of this rule.

4.           No tenant shall obtain or accept for use in its premises towel, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any persons not authorized by the Landlord in writing to furnish such services, provided always that the charges for such services by persons authorized by the Landlord are comparable to the industry charge.  Such services shall be furnished only at such hours, in such places within the tenant's premises and under such reasonable regulations as may be fixed by the Landlord.

5.           No awnings or other projections over or around the windows shall be installed by any tenant, and only such window blinds as are supplied or permitted by the Landlord shall be used in a tenant's premises.

6.           There shall not be used in any space, or in the public halls of the Building, either by the Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

7.           All entrance doors in each tenant's premises shall be left locked when the tenant's premises are not in use.  Entrance doors shall not be left open at any time.  All windows in each tenant's premises if operable shall be kept closed at all times and all blinds therein above the ground floor shall be lowered when and as reasonably required because of the position of the sun, during the operation of the Building air conditioning system to cool or ventilate the tenant's premises.

8.           No noise, including the playing of any musical instruments, radio or television, which, in the judgment of the Landlord, might disturb other tenants in the Building shall be made or permitted by any tenant.  Nothing shall be done or permitted in any tenant's premises, and nothing shall be brought into or kept in any tenant's premises, which would impair or interfere with any of the Building services or the proper and economic heating, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the judgment of the Landlord, might cause any such impairment or interference.  No dangerous, flammable, combustible or explosive object or material shall be brought into the Building by any tenant or with the permission of any tenant.

9.           Tenant shall not permit any cooking or food odors emanating within the Demised Premises to seep into other portions of the Building.

10.          No acids, vapor or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them.  The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purpose for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein.  All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

11.          No signs, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or inside of the Building or inside the premises if visible from the outside without the prior written consent of the Landlord.  In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred by such removal to the tenant or tenants violating this rule.  Interior signs and lettering on doors and elevators shall be inscribed, painted, or affixed for each tenant by Landlord at the expense of such tenant, (the charge not to exceed that which a reputable outside contractor would charge), and shall be of a size, color and style reasonably acceptable to Landlord.  Landlord shall have the right to prohibit any advertising by any tenant which impairs the reputation of the building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

12.          No additional locks or belts of any kind shall be placed upon any of the doors or windows in any tenant's premises and no lock on any door therein shall be changed or altered in any respect.  Upon the termination of a tenant's lease, all keys of the tenant's premises and toilet rooms shall be delivered to the Landlord.

13.          No tenant shall mark, paint, drill into or in any way deface any part of the Building or the premises demised to such tenant.  No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, which will not be unreasonably withheld or delayed, and as Landlord may reasonably direct.  No tenant shall install any resilient tile or similar floor covering in the premises demised to such tenant except in a manner approved by Landlord.

14.          No tenant shall use or occupy, or permit any portion of the premises demised to such tenant to be used or occupied, as an office for a public stenographer or typist, or as a barber or manicure shop, or as an employment bureau.  No tenant or occupant shall engage or pay any employees in the Building, except those actually working for such tenant or occupant in the Building, nor advertise for laborers giving an address at the Building.

15.          No premises shall be used, or permitted to be used, at any time, as a store for the sale or display of goods, wares or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, or for the conduct of any business or occupation which predominantly involves direct patronage of the general public in the premises demised to such tenant, or for manufacturing or for other similar purposes.

16.          The requirements of tenants will be attended only upon application at the office of the Building.  Employees of Landlord shall not perform any work or do anything outside of the regular duties, unless under special instructions from the office of the Landlord.

17.          Each tenant shall, at its expense, provide artificial light in the premises demised to such tenant for Landlord's agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

18.          The tenant's employees shall not loiter around the hallways, stairways, elevators, front, roof or any other part of the Building used in common by the occupants thereof.

19.          If the premises demised to any tenant become infested with vermin, such tenant, at its sole cost and expense, shall cause its premises to be exterminated, from time to time, to the satisfaction of Landlord and shall employ such exterminators therefor as shall be approved by Landlord.

20.          No bicycle or other vehicle and no animals shall be allowed in the showrooms, offices, halls, corridors or any other parts of the Building.

21.          Tenant shall not, without Landlord’s prior written consent, install or operate any heating device, refrigerating or air conditioning equipment, steam or internal combustion engine, boiler, stove, machinery or mechanical devices upon the premises or carry on any mechanical or manufacturing business thereon, or use or permit to be brought into the Building flammable fluids such as gasoline, kerosene, benzene or naphtha or use any illumination other than electric lights.  All equipment, fixtures, lamps and bulbs shall be compatible with, and not exceed the capacity of the Building’s electric system.  No explosives, firearms, radioactive or toxic or hazardous substances or materials, or other articles deemed hazardous to life, limb or property shall be brought into the Building or the Premises.

22.          Tenant must list all furniture and fixtures to be taken from the Building upon a form approved by Landlord.  Such list shall be presented at the office of the Building for approval before acceptance by the security officer or elevator operator.

23.          Tenant, its customers, invitees, licensees, agents, servants, employees and guests shall not encumber or obstruct sidewalks, entrances, passages, courts, vestibules, halls, elevators, stairways or other common areas in or about the Building.

24.          Tenant shall not allow anything to be placed against or near the glass in the partitions between the premises and the halls or corridors of the Building which shall diminish the light in the halls or corridors.

25.          Upon termination of this Lease, Tenant shall surrender all keys of the premises and of the Building and give to Landlord the explanation of the combination of all locks on safes or vault doors in the Premises.

26.          Tenant shall provide the Building Manager with keys to all locks on any doors of the premises.  The Building Manager shall be allowed admittance to the premises in the event of any emergency, fire or other casualty that may arise in other appropriate instances.

27.          Unless otherwise advised by Landlord, neither Tenant nor its employees shall undertake to regulate the radiator controls of thermostats.  Tenant shall report to the office of the Building whenever such thermostats or radiator controls are not working properly or satisfactorily.

28.          All window treatments that are visible from the street shall be subject to Landlord’s approval.

29.          Tenant assumes full responsibility for protecting its space from weather, theft, robbery and pilferage, which includes keeping doors locked and other means of entry into the premises closed and secured.

30.          Tenant shall not sell food of any kind or cook in the Building.  Tenant may serve complimentary foods to its guests provided that it shall first comply with all Legal Requirements.

31.          Water in the premises shall not be wasted by Tenant or its employees by tying or wedging back the faucets of the washbowls or otherwise.

32.          All messengers shall be required to sign in and obtain a pass from either the front desk or the elevator starters.  Contractors and other workmen shall use only the freight elevators for all movement within the Building.

33.          Landlord reserves the right at any time, to install a message/package center in an area in the Building designated by Landlord and reasonably accessible to and for the common use of the tenants, and tenants shall comply with the procedures for the same set forth by the Landlord.

SCHEDULE D

Cleaning Specifications

for

623 Fifth Avenue, New York, New York

Landlord will perform cleaning services in the Demised Premises and related areas as follows:

NIGHTLY

Empty and wipe clean all waste receptacles.

Wipe clean all accessible areas within hand high reach; including but not limited to window sills, wall ledgers, chairs, desks, tables, file cabinets, convector enclosures, pictures and all manner of office furniture.

Wipe clean all glass top desks and tables.

Sweep with treated cloths all composition tile flooring.

Carpet sweep all carpeted areas, and vacuum clean weekly.

CORE LAVATORIES (Nightly or as otherwise designated)

Wash and dry all bowls, seats urinals, washbasins and mirrors.

Wash and wipe dry all metal work.

Insert toilet tissue, toweling and soap, materials to be supplied by Tenant.

Empty paper towel and sanitary napkin disposal receptacles and remove to designated area.

Sweep and wash floors.

Wipe clean all sills, partitions and ledges.

Wipe clean exterior of waste cans and dispensing units.

Wash partitions monthly.

Wash tile walls monthly.

Wash and dry interior of waste cans and sanitary disposal containers weekly.

WINDOW CLEANING SERVICES

Clean all exterior windows, inside and out periodically during the year, as Landlord deems necessary.

RUBBISH REMOVAL SERVICES

Empty all ordinary dry rubbish waste baskets used in the normal course of business from the office premises daily, Monday through Friday, holidays and week ends excepted.

SCHEDULE E

Definitions

(a)           The term mortgage shall include an indenture of mortgage and deed of trust to a trustee to secure an issue of bond, encumbering on the leasehold estate under a Superior Lease, and the term mortgagee shall include such a trustee.

(b)           The terms include, including and such as shall each be construed as if followed by phrase "without being limited to".

(c)           The term obligations of this lease, and words of like import, shall mean the covenants to pay rent and additional rent under this lease and all of the other covenants and conditions contained in this Lease.  Any provision in this Lease that one party or the other or both shall do or not do or shall cause or permit or not cause or permit a particular act, condition, or circumstance shall be deemed to mean that such party so covenants or both parties so covenant, as the case may be.

(d)           The term Tenant's obligations hereunder, and words of like import, and the term Landlord's obligations hereunder, and words of like import, shall mean the obligations of this Lease which are to be performed or observed by Tenant, or by Landlord, as the case may be.  Reference to performance of either party's obligations under this Lease shall be construed as "performance and observance".

(e)           Reference to Tenant being or not being in default hereunder, or words of like import, shall mean that Tenant is in default in the performance of one or more of Tenant's obligations hereunder, or that Tenant is not in default in the performance of any of Tenant's obligations hereunder, or that a condition of the character described in Section 16.01 has occurred and continues or has not occurred or does not continue, as the case may be.

(f)           The term laws and/or requirements of public authorities and words of like import shall mean laws and ordinances of any or all of the Federal, state, city, county and borough governments and rules, regulations, orders and/or directives of any or all departments, subdivisions, bureaus, agencies or offices thereof, or of any other governmental, public or quasi-public authorities, having jurisdiction in the premises, and/or the direction of any public officer pursuant to law.

(g)           The term requirements of insurance bodies and words of like import shall mean rules, regulations, orders and other requirements of the New York Board of Fire Underwriters and/or the New York Fire Insurance Rating Organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance of the Building and/or the Demised Premises.

(h)          The term repair shall be deemed to include restoration and replacement as may be necessary to achieve and/or maintain good working order and condition.

(i)           Reference to termination of this lease includes expiration or earlier termination of the term of this lease or cancellation of this Lease pursuant to any of provisions of this lease or to law.  Upon a termination of this Lease, the term and estate granted by this Lease shall end at noon of the date of termination as if such date were the date of expiration of the Term of this Lease and neither party shall have any further obligation or liability to the other after such termination (i) except as shall be expressly provided for in this Lease, or (ii) except for such obligation as by its nature or under the circumstances can only be, or by the provisions of this Lease, may be, performed after such termination, and, in any event, unless expressly otherwise provided in this Lease, any liability for a payment which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this Lease.

(j)           The term Tenant shall mean Tenant herein named or any assignee or other successor in interest (immediate or remote) of Tenant herein named, while such Tenant or such assignee or other successor in interest, as the case may be, is in possession of the Demised Premises as owner of Tenant's estate and interest granted by this lease.

(k)           Words and phrases used in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender.

(l)            The rule of ejusdem generis shall not be applicable to limit a general statement following or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned.